Exhibit 99.1

                      IN THE UNITED STATES BANKRUPTCY COURT
                      FOR THE NORTHERN DISTRICT OF GEORGIA
                                ATLANTA DIVISION

IN RE:                                      )        CHAPTER 11-JEM
                                            )
TECTONIC NETWORK, INC.                      )        CASE NO. 05-78966
TECTONIC SOLUTIONS, INC.                    )        CASE NO. 05-78955
                                            )
                                            )        (Jointly administered under
                                            )        05-78966)
                                            )
--------------------------------------------)


                FIRST AMENDED DISCLOSURE STATEMENT WITH REGARD TO
                        CHAPTER 11 PLAN OF REORGANIZATION
                     SUBMITTED BY TECTONIC NETWORK, INC. AND
                            TECTONIC SOLUTIONS, INC.
                        DEBTORS AND DEBTORS IN POSSESSION



                                  May 22, 2006

                                    Filed by:

                           TECTONIC NETWORK, INC. AND
                            TECTONIC SOLUTIONS, INC.
                        Debtors and Debtors in Possession



Attorneys for Debtors:

Gregory D. Ellis
Georgia Bar No. 245310
LAMBERTH, CIFELLI, STOKES
& STOUT, P.A.
3343 Peachtree Road, NE, Suite 550
Atlanta, Georgia 30326
(404) 262-7373

I.       SUMMARY OF PLAN AND THE CLASSIFICATION AND TREATMENT OF CLAIMS

         A. Introduction and Overview

         Tectonic Network, Inc. and Tectonic Solutions, Inc., as debtors and debtors-in-possession in the above-captioned chapter 11 case, submits this Disclosure Statement pursuant to Section 1125 of the United States Bankruptcy Code with respect to the First Amended Plan of Reorganization filed by the Debtors and dated May 22, 2006. A copy of the Plan is attached hereto as Appendix "A".

         The purpose of this Disclosure Statement is to enable you, as a creditor whose Claim is Impaired under the Plan, to make an informed decision in exercising your right to accept of reject the Plan.

         On or about May 23 , 2006,  after notice and a hearing,  the Bankruptcy
Court entered an Order approving this Disclosure Statement as containing adequate information of a kind, and in sufficient detail, to enable a hypothetical, reasonable investor, typical of the Holder of Claims Impaired and entitled to vote under the Plan, to make an informed decision to accept or reject the Plan.

         APPROVAL OF THIS DISCLOSURE STATEMENT BY THE BANKRUPTCY COURT DOES NOT CONSTITUTE A DETERMINATION BY THE BANKRUPTCY COURT OF THE FAIRNESS OR MERITS OF THE PLAN OR THE ACCURACY OR COMPLETENESS OF THE INFORMATION CONTAINED N THIS DISCLOSURE STATEMENT.

         B. Classification and Treatment of Claims

         The Bankruptcy Code affords certain types of Claims a priority over other Claims. In compliance with the Bankruptcy Code, the Plan divides Claims against and Interests in the Debtors into seven (7) different Classes.


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



          The classification of Claims under the Plan is as follows:

Class     Designation                        Impairment        Entitled to Vote
-----     -----------                        ----------        ----------------
1         Secured Claims                     Unimpaired        No
2         Priority Claims                    Unimpaired        No
3         Prepetition Lender Claim           Impaired          No
4         General Unsecured Claims           Impaired          Yes
5         Unsecured Convenience Claims       Impaired          Yes
6         Subordinated Claims                Impaired          No

         The classification of Interests under this Plan are as follows:

7A        Tectonic Interests                 Impaired          No
7B        Solutions Interests                Unimpaired        No


         A summary of the Classes and the treatment of each Class is set forth below:


---------------------------------------------------------------------------------------------------------------------
Class                                  Treatment                                Estimated Claims and Recovery
---------------------------------------------------------------------------------------------------------------------
                Class 1                The legal,  equitable  and  contractual  The Debtors do not believe that any
          Other Secured Claims         rights of the Holders of Class 1 Claims  claims in this Class exist are unaltered by the Plan.
                                                                                Recovery

                                                                                100%
---------------------------------------------------------------------------------------------------------------------
                Class 2                All  Priority  Claim  shall  be paid in  $10,000
            Priority Claims            full,   in  cash,   on  or  before  the
                                       Effective Date                           Recovery

                                                                                100%
---------------------------------------------------------------------------------------------------------------------
                Class 3                The   Holder   of  the  Class  3  Claim  $120,000
        Prepetiton Lender Claim        (Laurus)  shall  receive  any  payments
                                       that it is entitled to under the Laurus  Recovery
                                       Settlement Agreement.
                                                                                Contingent on Go Earnout


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---------------------------------------------------------------------------------------------------------------------
                Class 4                The  Debtors   shall  make  an  initial  Estimated Claims
       General Unsecured Claims        payment  on  the   Effective   Date  of
                                       $100,000 less any amounts  necessary to  $1,000,000
                                       pay Class 2 Priority Claims and Class 5
                                       Unsecured  Convenience  Claims and four
                                       additional  annual payments of $100,000  Estimated  Recovery each  payable  on July 1,  2007,  2008,
                                       2009, and 2010.  Each Holder of a Class  44%
                                       4 Claim shall  receive  five (5) annual
                                       payments in the amount of that Holder's
                                       Pro-Rata share of each payment.
---------------------------------------------------------------------------------------------------------------------
                Class 5                Each  Class  5  Unsecured   Convenience  Claim Amount
     Unsecured Convenience Claims      Claim shall receive,  in full and final  $80,000
                                       satisfaction  of such Holder's  Allowed
                                       Class 5  Claim,  a Cash  payment  in an  Recovery
                                       amount  equal  to  twenty-five  percent  25%
                                       (25%) of such Holder's  Allowed Class 5
                                       Unsecured Convenience Claim.
---------------------------------------------------------------------------------------------------------------------
                Class 6                The Holders of Subordinated Claims will  Claim Amount
          Subordinated Claims          receive no  distributions on account of  $762,100.00 plus
                                       their respective  Claims and all rights  administrative claims with respect  thereto will be cancelled  for salary and directors fees and fully extinguished on the Effective
                                       Date of the Plan.                        Recovery
                                                                                0%


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---------------------------------------------------------------------------------------------------------------------
                Class 7                Reorganized  Tectonic  shall retain its  N/A
               Interests               Interests in Solutions.  The Holders of
                                       Class 7A  Interests  in  Tectonic  will  Recovery
                                       receive no  distributions on account of  0%
                                       such  Interests and such Interests will
                                       be  cancelled  and  fully  extinguished
                                       pursuant to, and on the Effective  Date
                                       of, the Plan
---------------------------------------------------------------------------------------------------------------------

         A complete description of the treatment of each Class is set forth in the Plan and the Disclosure Statement. Parties should refer to the Plan and Disclosure Statement for a complete description of each Class.

         In addition to classified Claims there are certain unclassified Claims as set forth below:


---------------------------------------------------------------------------------------------------------------------
          Priority Tax Claims          Each Holder of an Allowed  Priority Tax  Claim Amount
                                       Claim  shall  be paid,  in full,  on or  $37,500
                                       before  6  years   after  the  date  of
                                       assessment   of  such  Claim,   through  Recovery
                                       annual   payments   commencing  on  the  100%
                                       Initial  Distribution  Date,  which  is
                                       projected  to  be  July  1,  2006,  and
                                       accruing interest at a rate of 8%
---------------------------------------------------------------------------------------------------------------------
         Administrative Claims         All Administrative Claims shall be paid  Claim Amount
                                       in full,  in  cash,  on or  before  the
                                       Effective Date                           Recovery 100%
---------------------------------------------------------------------------------------------------------------------

                                   DISCLAIMER
                                   ----------

         All Creditors and Interest Holders are advised and encouraged to read this Disclosure Statement and the Plan in their entirety. Plan summaries and statements made in this Disclosure Statement are qualified in their entirety by reference to the Plan, the appendixes, and the Disclosure Statement as a whole.

         This Disclosure Statement has been prepared in accordance with Section 1125 of the Bankruptcy Code and Rule 3016(c) of the Federal Rules of Bankruptcy Procedure and not in accordance with federal or state securities laws. This Disclosure Statement has neither been approved nor disapproved by the Securities and Exchange Commission ("SEC"), nor has the SEC passed on the accuracy or adequacy of the statements contained herein. This Disclosure Statement was prepared to provide holders of Claims and Interests in the Debtors with "adequate information" (as defined in the Bankruptcy Code) so that they can make an informed judgment about the Plan.

         As to contested matters, adversary proceedings, and other actions or threatened actions, this Disclosure Statement shall not constitute nor be construed as an admission of any fact or liability, stipulation, or waiver, but rather as a statement made in settlement negotiations.

         The information contained in this Disclosure Statement is included herein for the purpose of soliciting acceptances of the Plan and may not be relied upon for any purpose other than to make a judgment with respect to, and how to vote on, the Plan.

         This Disclosure Statement shall not be admissible in any nonbankruptcy proceeding involving the Debtors and any party, nor shall it be construed to be conclusive advice on the tax, securities, or other legal effects of the Plan as to Holders of Claims against, or Interests in, the Debtors; provided, however, that in the event the Debtors defaults under the Plan, the Disclosure Statement may be admissible in a proceeding relating to such default for the purpose of establishing the existence of such default.


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


II.      INTRODUCTION AND GENERAL INFORMATION

         This disclosure statement ("Disclosure Statement") is submitted by Tectonic Network, Inc. and Tectonic Solutions, Inc., (the "Debtors"), to provide information to parties in interest about the Chapter 11 Plan (the "Plan") filed by the Debtors. This introductory section is qualified in its entirety by the detailed explanations which follow and the provisions of the Plan.

         This Disclosure Statement sets forth certain information regarding the Debtors' prepetition history and significant events that have occurred during the Debtors' Chapter 11 Case. This Disclosure Statement also describes the Plan, alternatives to the Plan, effects of confirmation of the Plan, and the manner in which Distributions will be made under the Plan. In addition, this Disclosure Statement discusses the confirmation process and voting procedures that Holders of Claims in impaired Classes must follow for their votes to be counted.

         This Disclosure Statement contains summaries of certain provisions of the Plan, statutory provisions, documents related to the Plan, events in the Debtors' Chapter 11 Cases, and financial information. Although the Debtors believe that the Plan and related document summaries are fair and accurate, such summaries are qualified to the extent that they do not set forth the entire text of such documents or statutory provisions. To the extent of any discrepancy between the Disclosure Statement and Plan, the Plan terms shall govern. Factual information contained in this Disclosure Statement has been provided by the Debtors' management, except where otherwise specifically noted. The Debtors are unable to warrant or represent that the information contained herein, including the financial information, is without any inaccuracy or omission. The financial data set forth herein, except as otherwise specifically noted, has not been subjected to an independent audit.

         Nothing contained herein shall (1) constitute an admission of any fact or liability by any party, (2) be admissible in any nonbankruptcy proceeding involving the Debtors or any other party; provided, however, that in the event the Debtors default under the Plan, the Disclosure Statement may be admissible in a proceeding relating to such default for the purpose of establishing the existence of such default, or (3) be deemed conclusive advice on the tax or other legal effects of the Debtors' Plan as to Holders of Claims or Interests. You should consult your personal counsel or tax advisor on any questions or concerns regarding tax or other legal consequences of the Plan.

         Except for historical information, all the statements, expectations, and assumptions, including expectations and assumptions contained in this Disclosure Statement, are forward looking statements that involve a number of risks and uncertainties. Although the Debtors have used their best efforts to be accurate in making these forward-looking statements, it is possible that the assumptions made by the Debtors may not materialize. In addition, other important factors could affect the prospect of recovery to Creditors including, but not limited to, the inherent risks of litigation and the amount of Allowed Claims.


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


         Parties voting on the Plan should read both the Plan and this Disclosure Statement.

         A. Definitions

         Unless otherwise defined, capitalized terms used in this Disclosure Statement have the meanings ascribed to them in the Plan.

         B. The Disclosure Statement

         The primary purpose of this Disclosure Statement is to provide parties entitled to vote on the Plan with adequate information so that they can make a reasonably informed decision prior to exercising their right to vote to accept or reject the Plan.

         The Bankruptcy Court's approval of this Disclosure Statement constitutes neither a guaranty of the accuracy or completeness of the information contained herein, nor an endorsement of the Plan by the Bankruptcy Court.

         When and if confirmed by the Bankruptcy Court, the Plan will bind the Debtors and all Holders of Claims against and Interests in the Debtors, whether or not they are entitled to vote or did vote on the Plan and whether or not they receive or retain any Distributions or property under the Plan. Thus, you are encouraged to read this Disclosure Statement carefully. In particular, Holders of impaired Claims who are entitled to vote on the Plan are encouraged to read this Disclosure Statement, the Plan, and any exhibits and appendixes to the Plan and Disclosure Statement, carefully and in their entirety before voting to accept or reject the Plan. This Disclosure Statement contains important information about the Plan, the method and manner of distributions under the Plan, considerations pertinent to acceptance or rejection of the Plan, and developments concerning the Bankruptcy Case.

III.     VOTING ON THE PLAN AND THE CONFIRMATION PROCESS

         A. Who May Vote

         Only a Holder of an Allowed Claim classified in an impaired Class is entitled to vote on the Plan. Under Section 1124 of the Bankruptcy Code, your Class is impaired under the Plan unless the Plan (1) leaves unaltered your legal, equitable, and contractual rights, or (2) cures any defaults under your contract, reinstates its maturity, compensates you for damages, and does not otherwise alter your rights.

         B. Allowance of Claims

         In order to have an Allowed Claim you must (1) have timely filed a proof of claim or (2) been listed in the Schedules as having a Claim that is not contingent, unliquidated or disputed. You are not required to file proof of your Claim if your Claim is listed by the Debtors in the

Schedules and is not shown as being contingent, unliquidated or disputed. If your Claim was scheduled as contingent, unliquidated or disputed, you do not have an Allowed Claim, cannot vote, and will not participate in any distributions under the Plan until your Claim becomes an Allowed Claim.

         A analysis of claims is attached as Appendix "B".

         Only Holders of Allowed Claims in an impaired Class that receive distributions and are not insiders may vote on the Plan. Creditors whose Claims are unclassified, unimpaired, or who receive nothing under the Plan, may not vote. Under the Plan, Administrative Expense Claims, Postconfirmation Administrative Expense Claims and Priority Tax Claims are unclassified and not entitled to vote on the Plan. Under the Plan, Classes 1,2 are unimpaired and are deemed to have accepted the Plan. Classes 3, 4, and 5 are impaired and entitled to vote on the Plan. Class 6 will receive nothing and is deemed to have rejected the Plan.

         Holders of Interests are not entitled to vote under the Plan. The Holders of Interests in Tectonic Networks, Inc. will receive nothing under the Plan and are deemed to have rejected the Plan. The Holder of Interests in Tectonic Solutions, Inc. will retain its Interest and is deemed to have accepted the Plan.

         C. Voting Instructions

         Voting instructions are attached hereto as Appendix "C". Please read the instructions carefully to ensure that your vote will count.

         IN ORDER FOR YOUR BALLOT TO COUNT IT MUST BE RECEIVED WITHIN THE TIME INDICATED ON THE BALLOT AND THE BALLOT MUST CLEARLY INDICATE YOUR CLAIM, THE CLASS OF YOUR CLAIM, AND THE AMOUNT OF YOUR CLAIM.

         BY ENCLOSING A BALLOT, THE DEBTORS ARE NOT ADMITTING THAT YOU ARE ENTITLED TO VOTE ON THE PLAN, ARE NOT ADMITTING THAT YOUR CLAIM IS ALLOWED AS SET FORTH ON THE BALLOT, AND ARE NOT WAIVING ANY RIGHTS TO OBJECT TO YOUR VOTE OR YOUR CLAIM.

         D. Requirements of Confirmation

         The Bankruptcy Court can confirm the Plan only if all the requirements of Section 1129 of the Bankruptcy Code are met. Those requirements include the following:

                  1. The Plan classifies Claims and Interests in a permissible manner;

                  2. The contents of the Plan comply with the technical requirements of the Bankruptcy Code;


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


                  3. The Plan has been proposed in good faith and not by any means forbidden by law;

                  4. The disclosures concerning the Plan are adequate and include information concerning all payments made or promised in connection with the Plan, as well as the identity, affiliations, and compensation to be paid to all officers, directors, and other insiders; and

                  5. The principal purpose of the Plan is not the avoidance of tax or the avoidance of the securities laws of the United States.

         In addition to the confirmation requirements described above, the Plan must also be approved by all impaired Classes of Claims entitled to vote. If, however, the Plan has not been approved by all impaired Classes of Claims, the Court may nevertheless "cram down" the Plan over the objections of a dissenting Class. The Plan may be "crammed down" so long as it does not discriminate unfairly, is fair and equitable with respect to each dissenting Class of Claims, and at least one impaired Class has voted in favor of the Plan without regard to any votes of insiders.

         E. Acceptance or Rejection of the Plan and Cram Down

         The Class containing your Claim will have accepted the Plan by the favorable vote of majority in number and two thirds in amount of Allowed Claims actually voting. In the event that any impaired Class of Claims does not accept the Plan, the Bankruptcy Court may still confirm the Plan if an impaired Class accepts it and if, as to each impaired Class that has not accepted the Plan, the Plan "does not discriminate unfairly" and is "fair and equitable." If you hold a Claim that is an Allowed Unsecured Claim and not entitled to priority under
Section 507 of the Bankruptcy Code, the Plan is fair and equitable if you receive property of a value equal to the allowed amount of your Claim, or of the Holder of any Claim or Interest that is junior to the Claims in your class will not receive or retain under the plan on account of such junior Claim or interest any property.

         F. Confirmation Hearing

         The Bankruptcy Court has scheduled a hearing on confirmation of the Plan ("Confirmation Hearing") at the time indicated in the Order Approving Disclosure Statement and Notice of Confirmation Hearing. The Confirmation Hearing may be adjourned from time to time without further notice except for announcement at the Confirmation Hearing or notice to those parties present at the Confirmation Hearing.

         G. Objections to Confirmation

         As will be set forth in the Order Approving Disclosure Statement and Notice of Confirmation Hearing, any objections to confirmation of the Plan must be in writing, set forth the objector's standing to assert any such objection, and must be filed with the Bankruptcy Court and served on counsel for the Debtors. The Order Approving
Disclosure Statement and Notice of Confirmation Hearing contains all relevant procedures relating to the submission of objections to confirmation and should be reviewed in its entirety by any party who has an objection to confirmation.

IV.      HISTORICAL BACKGROUND

         A. Description of the Debtors

         Detailed information regarding the Debtors' financial history and operations through March 31, 2005 is contained in the public filings of Tectonic located at and can be found by utilizing the Edgar search system with the name Tectonic. Creditors voting on the plan are urged to review these documents for more detailed historical information.

         As discussed below, Tectonic's prior name was Return on Investment Corporation, Inc. ("ROI"). ROI functioned as a holding company for the Debtors' payment processing software business which assets and business were in the entity Go Software, Inc. ("GO") and for Tectonic Solutions, Inc. which assets and business were in the construction software industry.

         Debtors historically had two primary sources of revenue: (1) consulting fees and (2) advertising revenue. Consulting fees were earned by providing services to customers, including services primarily in the development of customizable web sites for building product manufacturers or from 3D virtualization of building product manufacturers product lines for insertion into 3D computer aided design models as well as database analysis and website design. Advertising revenue was generated from the listings of advertisements in print and electronic directories, the sale of banner, sponsorship, and text-link advertisements, including sponsored search advertisements and by photographing and displaying products, including their attributes, on Debtors' proprietary websites.

         The two industries that Debtors historically had operations in are unrelated and are not synergistic in nature. Management believed that future prospects would be greatly enhanced by focusing on the construction information industry rather than the payment processing industry. While GO had achieved success, achieving revenue growth and becoming a market leader, management recognized that competitors in the payment processing industry had much greater financial resources and that the continued success of GO would be put at risk due without substantial additional capital investment. Additionally, management was concerned about the continued costs and expenses that would need to be incurred to protect the payment processing information from unauthorized access. Accordingly, management decided to sell GO and concentrate on the Tectonic operations. On December 6, 2004, ROI and GO entered into an Asset Purchase Agreement with VeriFone, Inc. ("VeriFone") pursuant to which VeriFone purchased substantially all of GO's assets on February 28, 2005. In connection therewith, on

February 25, 2005, ROI's stockholders approved changing the Company's name to Tectonic Network, Inc and On March 10, 2005, ROI changed its name to Tectonic Network, Inc.

         Through February 2005, Tectonic functioned as a holding company with businesses in both the payment processing and, more recently, the construction information industries. Tectonic operated through two primary operating subsidiaries: (i) Tectonic Solutions, Inc. which developed and marketed building product information solutions for the construction industry including the virtualization of building product manufacturers product lines for insertion into 3D computer aided design models, printed directories, a searchable online building product information database, an online studio for the search, visualization and selection of carpet, paint and other textiles and customized web based solutions for organizing building product manufacturer databases for easier search and selection and (ii) GO Software, Inc. which developed and marketed software and services for credit card, debit card and check transactions processing with offerings including payment processing software for virtually any computing platform, including Windows, Unix and Linux.

         As of February 2005, the product lines of the Debtors could be broken out into two product lines, the "Solutions Product" which consists of source code, programs, methodologies, schema, proprietary content, workflow processes, design documents and applications used to develop a custom searchable online building product information database. The other product is the "Virtual Product" which consists of source code, programs, methodologies, schema, proprietary content, workflow processes, design documents and applications used to virtualize building product manufactured product lines for insertion into 3D computer aided design models, costing of goods and services used in the construction industry, and a searchable online building product information database that allows remote access and manipulation of the database.

         The Debtors have never made a profit. After the sale of GO the Debtors anticipated that losses and negative cash flow were likely to continue for the foreseeable future and profitability would be dependent upon significantly increasing Debtors' revenues from new and existing customers, as well as reducing expenses. The Debtors' negative cash flow continued and the Debtors, as a result of their inability to raise capital to fund their business plan, filed for bankruptcy relief on October 3, 2005.

         A copy of the Debtors' financial results for the period of March 31, 2005 through September 30, 2005 is attached as Appendix "D".

         B. Ownership

         Tectonic had 13,867,054 shares of common stock outstanding as of the Filing Date. Arol Wolford, Tectonic's President and Chief Executive Officer, Charlie McRoberts, a director, and Charlie Pechio, a former director, directly or indirectly controlled 6,276,533 shares or 45.3% of the outstanding shares. The majority of the remaining shares are held by non-insider third parties.

         C. Insiders of the Debtors

         As of the Filing Date, the Debtors' board of directors consisted of John W. McRoberts, Arol R. Wolford, Charlie A. McRoberts, Laura C. Rogers and Theo Vanderboom. The Debtors' President and Chief Executive Officer was Arol Wolford. The Debtors' Chief Financial Officer was Sherwin Krug. Ms. Rogers and Mr. Krug resigned shortly after the Filing Date.

         D. Pre-Petition Assets and Liabilities

         Debtors' assets at the Petition Date consisted primarily of intellectual property and associated contract rights; approximately $27,000.00 balance in bank accounts, excluding outstanding checks of $86,872.94; and approximately $570,000.00 in accounts receivable, without reserve for doubtful accounts. In addition GO is entitled to payment upon certain future events and conditions of additional funds arising from the sale of its assets to VeriFone. If these events occur, which must occur before June 30, 2006, the Debtors estimate that GO will be entitled to approximately $1.5 million. The only remaining creditors of GO are the secured claim of Laurus in the amount of $120,000, claims for state income taxes amounting to approximately $200,000, and two disputed claims in litigation, both of which the Debtors believe are subject to meritorious defenses. After resolution of these claims, Tectonic Network would be entitled to any remaining funds. Based on discussions with Verifone, the Debtors are doubtful that the earnout will be triggered.

         Debtors' primary liabilities, at the Petition Date, were (a) approximately $830,000.00 of secured claims to Laurus;(b) approximately $50,000 in and (b) approximately $1,720,000.00 of unsecured claims, in the total amount of approximately to $2,550,000.00.

V.       THE CHAPTER 11 CASE

         A. Initial Matters

         Soon after the Petition Date, Debtors filed motions requesting emergency relief to maintain Debtors' pre-petition bank accounts and honor outstanding pre-petition checks; authorize payment of sales and other trust fund taxes, and provide emergency financing pending a sale to Boston Equities Corporation. The Court held a series of hearings in October and eventually entered orders approving the motions with certain modifications. The net result of the modifications were that pursuant to the various orders, the Debtors stopped payment on outstanding checks of $54,694.64, the Debtors were authorized to and did borrow $130,000 from Boston Equities Corporation to fund operations, pending a hearing on the sale to Boston Equities to be held on October 28, 2005.

         B. Boston Equities Transaction

         On October 28, 2005, the Bankruptcy Court entered an "Order Pursuant to Bankruptcy Code Sections 105(a), 362, 363, 365, and 1146(c) (A) Authorizing the Debtors' Sale to Tectonic, Inc. of Substantially all of their Assets Free and Clear of Liens, Claims, and Encumbrances; (B) Authorizing the Assumption and Assignment of Certain Executory Contracts and Unexpired Leases; and (C) Authorizing the Rejection of Certain Executory Contracts and Unexpired Leases" (the "Sale Order"). The Sale Order authorized the sale of all of Debtors' assets in the construction information industry to Tectonic, Inc., a subsidiary of Boston Equities Corporation ("Boston Equities") , pursuant to the terms of an Asset Purchase Agreement dated as of October 3, 2005, as amended by Amendment No. 1 dated October 12, 2005, Amendment No. 2 dated October 28, 2005 (collectively the "Boston Equities APA") for a purchase price of (i) $1,350,000 in cash, plus (ii) cash in the amount of any operating expenses actually incurred or accrued between October 31, 2005 and the Closing Date, plus (iii) any amounts outstanding under the Senior Secured Super-Priority Debtor-in-Possession Loan and Security Agreement between the Buyer and Debtors in the principal amount of $130,000 (the "Loan Agreement").

         Pursuant to the terms of the Sale Order and Boston Equities APA, Boston Equities made an initial nonrefundable payment of $250,000 after the entry of the Sale Order. The closing of the sale was to occur on or before November 8, 2005, but Boston Equities did not have the funds to close. Pursuant to the terms of Amendment No. 3 to the Boston Equities APA, the Closing Date was amended to permit a closing to occur on or before November 15, 2005 and in consideration for this extension, Boston Equities made an additional nonrefundable payment of $200,000. The Court approved Amendment No. 3 by Order entered November 16, 2005. Boston Equities was unable to close by November 15, 2005. Pursuant to the terms of Amendment No. 4 to the Boston Equities APA, the Closing Date was amended to permit a closing to occur on or before January 31, 2006. In consideration for this extension, on December 21, Boston Equities made an additional nonrefundable payment of $300,000, and paid an additional fee of $50,000 to Debtors to compensate Debtors for interest and expenses incurred in connection with the extension of the Closing Date, and credited $130,000 principal and interest accrued under the Loan Agreement. The Court approved Amendment No. 4 by Order entered December 21, 2005.

         Despite the $800,000 in payments and satisfaction of the $130,000 DIP loan made by Boston Equities, Boston Equities did not close by January 31, 2006 and defaulted under the Boston Equities APA. In late February 2006 it became apparent that Boston Equities would be unable to fund its contractual commitments under the Boston Equities APA. On March 10, 2006 an involuntary petition was commenced against Boston Equities Corporation, Case no. 06-450- M7 in the United States Bankruptcy Court for the Southern District of California. An order for relief was entered against Boston Equities Corporation on April 3, 2006. On May 4, 2006, Boston Equities Corporation converted its case to a Chapter 11 case. The Debtors doubt that they can collect on any claim for the breach of the Boston Equities APA.

         Notwithstanding the fact that Boston Equities Corporation's default under the Boston Equities APA, Boston Equities Corporation apparently has filed a Claim against the Debtors for $1,800,000. As of May 18, 2006 such claim was not on the docket, but a copy of a claim was received in the mail by Debtors' counsel on May 17, 2006. There is no documentation attached to the Claim. The Debtors intend to object to the Claim.

         In addition, the acquiring entity under the Boston Equities APA, Tectonic, Inc failed to pay its obligations. A number of vendors have asserted that the Debtors need to pay the outstanding obligations of Tectonic, Inc.. Additionally, a number of employees of Tectonic, Inc. have filed administrative claims against the Debtors for salary and expenses incurred during the employ of Tectonic, Inc. These claims amount to approximately $120,000. The Debtors have moved for authority to pay these expenses in their business judgment. The Debtors intend to make a proposal to pay the expenses of the Tectonic, Inc. employees after confirmation of the Plan, which amount to approximately $45,000 to resolve these claims. Approximately 50% of the $45,000 is claimed by employees whom the Debtors have rehired at a reduced rate and, accordingly, Debtors believe that this proposal will assist the Debtors in its reorganization effort.

         C. Laurus

         As permitted by stipulations in the Debtors' cases and orders of the Court, Debtors made payments to Laurus in the total amount of $750,000. Such payments were subject to the Debtors' right to investigate the claim of Laurus.

         Laurus timely filed a proof of claim (the "Laurus Proof of Claim") in each of the above-described Chapter 11 cases, asserting in each of the Debtors' cases a Claim as of the Petition Date of $827,673.00. The Laurus Proof of Claim asserted that Laurus had, as of the Petition Date, a properly-perfected, first priority security interest in virtually all property of the Debtors, together with the proceeds thereof pursuant to the documents, instruments and agreements described therein, and that, pursuant to Section 506(b) of the Bankruptcy Code, interest and reasonable fees and expenses accrued after the Petition Date with regard to the Claim were also secured by and payable from the Collateral. After the Petition Date, Laurus asserted that interest and reasonable fees and expenses accrued by Laurus on its Claim exceed $83,000.

         On or about November 28, 2005, the Debtors initiated an adversary proceeding against Laurus seeking disallowance of certain fees and interest asserted by Laurus, and equitable subordination or recharacterization of Laurus's Claim.

         On February 15, 2006, Debtors and Laurus entered into a Stipulation and Agreement which, subject to Court approval, resolved the outstanding issues with respect to claims between the Debtors and Laurus. In general, the stipulation provided for the resolution of the claims filed by Laurus against the Debtors by allowing Laurus a $870,000 secured claim, inclusive of all cost, interests, and charges, for the secured claim to be satisfied by application of the $750,000 in adequate protection payments made during the course of the case and any contingent payments from the sale of GO, for Laurus to release its security interest against all property of the Debtors except for its interest in any contingent payments from the sale of GO, for Laurus to have an unsecured deficiency claim up to $120,000, and for the Debtors to release their claims against Laurus (including the claims raised by the Debtors in the Adversary Proceeding).

         On February 16, 2006, Debtors filed a motion to approve the settlement with Laurus. Debtors served a notice scheduling a hearing on the settlement motion for March 21, 2006. No parties appeared at the hearing or objected to the relief sought in the settlement motion, but a dispute arose between Laurus and Debtors with regard to the effect of the stipulation.

          Specifically, Debtors, on the one hand, and Laurus, on the other, disagreed with regard to the effect on the parties with regard to Laurus's security interests and claims in and to its collateral constituting assets of the Debtors in the event that Laurus is required to disgorge, repay, recredit, reapply, reconsider, recharacterize or subordinate any payments ("Payments") that Laurus has received during the course of the Debtors' bankruptcy cases, which have been applied towards the satisfaction of the indebtedness of the Debtors to Laurus under the Loan Documents, or that any such Payment is otherwise revoked (any such event, a "Disgorgement").

         In order to resolve the dispute and to finalize the settlement proposed in the Stipulation and to protect Laurus in the case of a Disgorgement, to define the responsibilities of the Debtors and Laurus's rights against the Debtors and their assets, and to otherwise address in part the disagreement described in the previous paragraph, Debtors and Laurus executed and delivered an Agreement Regarding Indemnification of Laurus Master Fund, Ltd. with Respect to the Prior Settlement Agreement and Related Provisions along with the Indemnification Agreement (collectively "Agreement for Indemnification").

         The Agreement for Indemnification provides that Debtors will indemnify and hold Laurus (the "Indemnitee") harmless from and against any and all losses, costs, damages, expenses, settlements and other amounts actually imposed on, incurred or suffered by, Indemnitee (the "Losses"), in any way relating to or arising out of any Disgorgement, or any demand, claim, suit, action, appeal or other proceeding, at law or in equity, whether civil, criminal, administrative or investigative in nature, brought against the Indemnitee, or to which the Indemnitee is, was, is to be or is threatened to be made a party (a "Suit") seeking a Disgorgement.

         Additionally, the Debtors agreed that Laurus' claim in the Debtors' bankruptcy cases based on the obligation of either Debtor under the Agreement for Indemnification (an "Indemnification Claim") shall be estimated for purposes of allowance as a $300,000 general unsecured claim pursuant to section 502(c)(1) of the Bankruptcy Code (the "Estimated Claim").

         A motion to approve the Agreement for Indemnification and related stipulations with regard to Laurus' claims was filed on March 28, 2006. The matter was heard by the Court on

April 10, 2006 and an order entered approving the settlement, stipulations regarding Laurus' Claim and Agreement for Indemnification on April 13, 2006.

         D. Continuation of Business Operations after Default of Boston Equities

         Since the Petition Date, the Debtors have continued to operate their business as debtors in possession in accordance with Sections 1107 and 1108 of the Bankruptcy Code. Arol Wolford at all times remained an employee of the Debtors.

         After the default of Boston Equities, Arol Wolford, the Chief Executive Officer and President of each of the Debtors, and Charlie McRoberts, a director of the Debtors, attempted to find other parties to purchase all or some of the Debtors' assets, which generally consist of two software product lines which the Debtors refer to as the "Virtual Product" and the "Solutions Product". The
Debtors received indications of interest for the Solutions Product but the economic vale of the proposal was negligible. With respect to the "Virtual Product" the Debtors did not receive any offers for the purchase. The Debtors also attempted to find financing for continued operations. While the Debtors have received indication of interest after confirmation of a Plan, the Debtors were unable to obtain any commitments during the pendency of the case.

         After considering their options, the Debtors determined that continuation of operations would be the best result for creditors and parties in interest. Accordingly four of the Debtors employees were rehired effective March 1, 2006 at a rate of $3,000 per month. An additional five employees were rehired effective April 1, 2006. During April all nine employees were paid a salary of $5,000 per month. For May, June and July three of the employees have agreed to temporarily defer payment to provide the Debtors with additional cash liquidity. Additionally, Mr. Wolford, whose salary is $15,000 per month has agreed not to seek any salary through March 31, 2006 and defer his salary thereafter. The Debtors anticipate that the employees will be paid after confirmation of the Plan.

         Mr. Wolford has indicated a willingness to potentially lend money to the Debtors prior to confirmation of the Plan if funds are needed to complete new orders. A motion to authorize the use of these funds on an unsecured basis was heard on April 11th, 2006 and the Court thereafter entered an order. As of May 18, 2006 the Debtors have not borrowed any such funds and the Debtors currently believe that no such borrowings will be required if the Plan is confirmed before July 15, 2006..

         Debtors' postpetition operations are summarized in its monthly financial reports which show as follows: (a) for the period of October 3, 2005 through October 31, 2005, total cash available for operations totaled $291,322.98, total disbursements totaled $221,742.61, leaving a positive ending cash balance of $69,580.37; (b) for the period of November 1, 2005 through November 30, 2005, total cash available for operations totaled $588,440.63, total cash disbursements totaled $496,668.95, leaving a positive ending cash balance of $91,771.68; (c) for the period from December 1, 2005 through December 30, 2005, total cash available for operations totaled $468,198.69, total cash disbursements totaled $305,248.07, leaving a positive ending cash balance of $159,950.62; (d) for the period from January 1, 2006 through January 31, 2006, total cash available for operations totaled $217,015.67, total cash disbursements totaled $24,711.23, leaving a positive ending cash balance of $192,304.44; (e) for the period from February 1, 2006 through February 28, 2006 total cash available for operations totaled $231,198.24, total cash disbursements totaled $22,929.83, leaving a positive ending cash balance of $208,268.41; (f) for the period from March 1, 2006 through March 31, 2006 total cash available for operations totaled $248,348.41, total cash disbursements totaled $23,886.01, leaving a positive ending cash balance of $224,262.40; and (g) for the period from April 1, 2006 through April 30, 2006 total cash available for operations totaled $255,819.40, total cash disbursements totaled $179,597.08, leaving a positive ending cash balance of $ 76,222.32.

         The Debtors began the case with a cash balance of $27,838.46. The cumulative sources of cash received after the Filing Date through April 30, 2006 was $1,322,967.64. The primary sources were $130,000 from the DIP loan made by Boston Equities Corporation, $850,000 in payments on the purchase contract with Boston Equities Corporation, $54,694.64 in stopped payments on pre-petition checks, and $283,174.42 in receivable collections.

         The total cash disbursements between the Filing Date and April 30, 2006 was $1,274,583.78. The primary uses were $750,000 in payments to Laurus, $250,032.24 in payroll and payroll taxes; and $77,330.47 in professional fees.

         Included with Exhibit "F" is a comparison of the Debtors' projections included in its proposed disclosure statement filed on March 24, 2006 with actual results for the March, April and May period through May 18, 2006 adjusted for the end of the month payroll. The primary reason for the timing difference for March and April was the delay of approval of the settlement with Laurus. As of May 18, 2006, the Debtors project they will have an actual cash balance of $67,720 as of May 31, 2006, which is $21,784 less than the balance of $89,504 set forth on the projections filed in March 24, 2006. .

         E. Ad Hoc Equity Committee

         On or about November 8, 2005, attorney Gus H. Small filed a "Motion for an Order Approving the Appointment of an Official Committee of Equity Holders Pursuant to 11 U.S.C. Section 1102(a)(2)" (the "Ad Hoc Committee Motion"). The Ad Hoc Committee Motion was filed on behalf of the "Ad Hoc Committee of Equity Holders." The Ad Hoc Committee Motion does not identify the members of the "Ad Hoc Committee of Equity Holders" except to indicate that it is "a group of public shareholders owning approximately fifty percent (50%) of all non-insider stock of the Debtor Tectonic Network, Inc." (Ad Hoc Committee Motion at Paragraph 1)

         On December 20, 2005, Gus H. Small served via electronic mail on Debtors' counsel a subpoena for the production of documents. The subpoena includes eight (8) pages of preliminary instructions and definitions and commands that documents listed in seventeen (17) categories be produced on December 29, 2005.

         The subpoena commanded the production of all minutes of meetings of Tectonic Network's board or any committees for a two year period, all materials provided to the Board for any such meeting, all documents relating to the committee of the board designated to investigate the claims of James Serio, documents relating to Tectonic Network's acquisition of three businesses, all documents provided to the board concerning each such acquisition, monthly financial statements for a 20-month period for Tectonic Network and two subsidiaries, all documents relating to any write-downs of good will or balance sheet items relating to the acquisitions of three businesses, complete financial statements for the year ended June 30, 2005 for Tectonic Network and two subsidiaries, all agreements, orders and invoices between Tectonic and five other persons or entities, all documents relating to or referring to the claim made by James Serio and any investigation of his claim, every virtual building contract entered into by Debtors for a one-year period, all contracts for Tectonic print directories fore a six-month period, all documents relating to payments by Tectonic Network or its subsidiaries to six persons or entities, all documents relating to the decision by Tectonic Network's board to undertake asset sales, all documents relating to the decision by Tectonic Network's board to file bankruptcy, all documents relating to any actual or proposed sale of securities by Tectonic Network from January 1, 2004 to the present, all documents relating to the employment of any family member of Arol Wolford, and all communications by Tectonic and its subsidiaries and outside accountants relating to Tectonic Solutions, the claim of James Serio, or the adequacy of internal controls.

         On February 2, 2006, counsel for Debtors proceeded to produce all non-privileged documents to counsel for the Ad Hoc Committee

         The Ad Hoc Committee has asserted that an official equity committee is needed "for the purpose of investigating and pursuing claims which the Ad Hoc Committee believes may provide a meaningful recovery to shareholders." The Ad Hoc Committee contends that an investigation is needed to focus on "bringing charges against dishonest officers and directors" and that "Debtors have Directors & Officers insurance policies with $10,000,000 in coverage which may supply a source of recovery for the Estate." Ad Hoc Committee Motion at Paragraph 17. The Debtors Directors & Officers policy is actually $5,000,000.

         Debtors' counsel has reviewed the allegations of Ad Hoc Committee with regard to (a) whether claims for negligence should be pursued against members of Debtors' board of directors; (b) whether payments allegedly made to insiders were improper or preferential; and (c) whether fraud was committed with respect to the acquisition by Debtors of three businesses connected to Debtors' president and CEO, Mr. Arol Wolford. (The three businesses are: BBN

Acquisition, Inc. (a/k/a Blue Bolt), Construction Yellow Pages LLC, and SpecSource.com, Inc.).(1)

         Based upon Debtors' counsel review of documents produced to the Ad Hoc Committee in response to the Ad Hoc Committee subpoena and based on applicable case law, Debtors' counsel has concluded that the allegations made in the Ad Hoc Committee Motion are without merit and are not viable.

         The reasons for this conclusion are as follows: First, the Debtors' corporate charter makes it clear that any claims for negligence on the part of the directors in the exercise of their duties were waived by the corporations. The Certificate of Incorporation for Debtor's predecessor entity (Net/Tech International, Inc.) provides:

                           Paragraph Eighth: No director shall be liable to the corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director, except with respect to (1) a breach of the directors' duty of loyalty to the corporation or its stockholders,
         (2) actor or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) liability under Section 174 of the Delaware General Corporation Law or (4) a transaction from which the director derived an improper personal benefit, it being the intention of the foregoing provision to eliminate the liability of the corporation's directors to the corporation or its stockholders to the fullest extent permitted by Section 102(b)(7) of the Delaware General Corporation Law, as amended from time to time. The corporation shall indemnify to the fullest extent permitted by Sections 102(b)(7) and 145 of the Delaware General Corporation Law, as amended from time to time, each person that such Sections grant the corporation the power to indemnify.

         Certificate of Incorporation of Net/Tech  International,  Inc. (Exhibit
3.1 of Form 10KSB40 filed on October 2, 2001). There is current case law that holds that such corporate waivers of claims for negligence against directors are enforceable.

         Further, since the Debtors have agreed to indemnify the directors pursuant to the Certificate of Incorporation, a suit against the directors that fails will result in the Debtors'


---------------------------
     1 The Ad Hoc Committee alleges that a "preliminary investigation" reveals that "there is substantial evidence that the businesses comprised in Tectonic Solutions were acquired, maintained, and operated through numerous fraudulent representations, all under the supervision of Arol Wolford." Further the Ad Hoc Committee asserts: "Upon information and belief, the true nature of these business was at all times known to Mr. Wolford and, had it been disclosed to Tectonic's Board of Directors and its shareholders, no rational person would have proceeded with the investment."

liability for indemnification. This indemnity obligation could potentially be an administrative expense of the Debtors' bankruptcy cases.

         As to the Ad Hoc Committee's allegations of fraud with respect to the acquisition by Debtors of three businesses connected to Debtors' president and CEO, Mr. Arol Wolford, Debtors show that Form 10QSB filed with the SEC prior to the closing of the acquisitions now challenged by the Ad Hoc Committee clearly reveal the relationship between the acquired companies and Arol Wolford. Further, the Form 10QSB makes it clear that the company would continue to face challenges after the acquisition.

         Specifically, Form 10QSB filed on November 13, 2003 reveals the following (in Note 6 to the Financial Statements):

                  On October 29, 2003, the Company also entered into a definitive agreement to acquire BBN Acquisition, Inc. ("BlueBolt"), an online design resource for design professionals in the commercial interiors industry. The BlueBolt acquisition will extend the Company's strategic push into the commercial construction products market by enhancing its offerings with BlueBolt's aggregated product information web site. Arol Wolford owns approximately 39% of the outstanding common stock of BlueBolt and his daughter, Kristin Wolford, is a member of BlueBolt's board of directors. Under the terms of the acquisition, the Company will issue 750,000 shares of restricted ROI common stock to the shareholders of BlueBolt and BlueBolt will merge with the Company's subsidiary, Tectonic Solutions, Inc. The acquisition is subject to customary closing conditions and approvals and is expected to close before the end of the calendar year.

                  On October 29, 2003, the Company also entered into a definitive agreement to acquire all the assets of SpecSource.com, Inc., an online directory of commercial construction products manufacturers and their local supply chain of product representatives and distributors. The SpecSource acquisition will give the Company a leading online directory of resources in the commercial construction products industry. Arol Wolford is the controlling shareholder of SpecSource, owning approximately 91% of its equity. Under the terms of the acquisition, the Company, through its subsidiary Tectonic Solutions, Inc., will acquire substantially all of SpecSource's assets for 1,450,000 shares of restricted ROI common stock, a promissory note for $533,500 and the assumption of certain liabilities of SpecSource incurred in the ordinary course of business. The number of shares is subject to increase up to 2,000,000 and the note to a corresponding decrease in principal value if the Company's common stock trades below $1.57 at the date of closing. The note will be interest free and, until it matures in 10 years, payments will be contingent on the Company having a minimum of $5 million in cash, net of debt obligations, on its quarterly balance sheet. The acquisition is subject to customary closing conditions and approvals and is expected to close before January 15, 2004. In connection with a non-competition agreement entered into by one of the principals of SpecSource, the Company will also issue a $360,000 note on substantially the same terms as the note above.

                  On October 29, 2003, the Company also entered into a definitive agreement to acquire all the assets of Construction Yellow Pages LLC, a publisher of two regional comprehensive print directories for the commercial construction industry. Construction Yellow Pages complements ROI's entry into the commercial construction products database market with its comprehensive print directories that are specialized for local markets. Arol Wolford is the controlling member of Construction Yellow Pages, directly owning approximately 48% of its equity and indirectly owning an additional 12% by virtue of his controlling interest in SpecSource. Under the terms of the acquisition, the Company, through its subsidiary Tectonic Solutions, Inc., will acquire substantially all of Construction Yellow Pages' assets for 750,000 shares of restricted ROI common stock and the assumption of certain liabilities of Construction Yellow Pages incurred in the ordinary course of business. The agreement is subject to customary closing conditions and approvals and is expected to close before the end of the calendar year.

         http://www.sec.gov/Archives/edgar/data/866492/000109380103001419/
0001093801-03- 01419.txt (Form 10QSB filed November 11, 2003).

         The same Form 10QSB makes it clear that the Debtors would not be profitable following the acquisitions. Specifically, Form 10QSB discloses:

                  The Company also launched a new construction vertical division in March 2003. This division will provide technology products to the construction industry and management believes that this will be a significant growth area for the Company and will enable the Company to achieve profitability at a quicker rate.

                  In June 2003, the Company entered into a $500,000, receivables based line of credit with a bank. In addition, certain board members have formally committed to infuse the Company with up to $500,000 on an as needed basis for working capital purposes through September 30, 2004. On October 29, 2003, the Company also closed a private placement offering in the amount of

         $643,000 and also announced that it has entered in definitive agreements for the purchase of three companies (see Note 6 in the Notes to Consolidated Financial Statements). Certain of these acquisitions may require additional funding and in this regard, the Company is also considering raising additional capital through investment banking resources. To the extent that the Company obtains additional financing, the terms of such financing may involve rights, preferences or privileges senior to our common stock and the common stockholders may experience dilution. The Company cannot provide any assurances that any of the above attempts to rise outside capital will be successful. At this time, we have no other available credit lines or other loan facilities in place, although we believe that current cash reserves and cash flow from operations in the normal course of business in conjunction with the line of credit and commitment by board members will be adequate through September 2004. At a minimum, this will require the sustainability of current revenue levels and effective management of costs, which we believe is likely, though no absolute assurances can be given for this. If we cannot maintain current revenue levels or manage our costs, immediate action to reduce costs will be required unless additional capital resources can be obtained.

         Form 10QSB (emphasis added).

         The Debtors assert that the public records show that the business judgment exercised by the board of directors in acquiring the three businesses referenced by Ad Hoc Committee was not an undisclosed transaction and was, in fact, the subject of a press release by the Debtors issued on October 29, 2003. The press release discloses Mr. Wolford's interest in the three businesses being acquired by Debtors and discloses that the acquisition was approved by independent directors.

         Ad Hoc Committee also allege that a committee should be appointed to "investigate significant payments to insiders within the three years preceding the Petition Date." (Ad Hoc Committee Motion at Paragraph 4. Specifically, Ad Hoc Committee question the propriety of payments made under the "SpecSource Note" as a result of the sale of GO Software assets and question the propriety of a "Change in Control" payment to be made to another insider (Ad Hoc Committee Motion at Paragraph 24). Questions 3(b) and 23 to the Statement of Financial Affairs of the Debtors set forth payments within the year prior to the filing, including payments made shortly after the sale on March 3, 2005. A copy of the response to questions 3(b) 23 is attached as Appendix "E".

         Based upon Debtors' counsel investigation and review of documents produced to the Ad Hoc Committee in response to the Ad Hoc Committee subpoena, Debtors' counsel believes that the Ad Hoc Committee's claims with regard to these payments are not viable.

         First, Notes executed by Debtor's predecessor (Return on Investment Corporation) in connection with the SpecSource transaction indicate that all unpaid principal will be due and payable upon a "Change in Control" and the Notes define "Change in Control" to mean: (a) change in ownership of the Maker of the notes (i.e. Return on Investment Corp.) whereby a Person or Persons become the Beneficial Owner of more than 50% of Maker's then outstanding securities; (b) any consolidation or merger of the Maker in which the Maker is not the continuing or surviving corporation; or (c) "The closing of a sale, transfer, liquidation of all or substantially all of the assets of the Maker."

         Thus, under the definition contained in the SpecSource notes of a "change in control," payments were due when Tectonic sold the assets of GO Software.(2)

         Second, Debtors' counsel's investigation and review of documents make it clear that the payments to insiders questioned by the Ad Hoc Committee did not render the Debtors insolvent. The Debtors' March 31, 2005 balance sheet (filed with the Debtors' June 28, 2005 Registration Statement) lists $7,855,622 in cash and cash equivalents as assets and $4,646,624 in total current liabilities, and an additional $1,175,693 in long term debt.

         Finally, there is a question as to whether the payment was even made by the Debtors, as the funds were derived from the sale of GO.

         Therefore, based on investigation and review of documents, Debtors' counsel believes that Debtors' estates have no viable claims for recovery of the payments made in connection with the SpecSource transaction and has concluded that the payments, even if made by the Debtors, were not improper and did not render the Debtors insolvent.

         On March 15, 2006 after being advised of the Debtors' position with regard to the claims of the Ad Hoc Committee, the Ad Hoc Committee filed a motion to convert the Bankruptcy Cases to a Chapter 7 Proceeding. After the filing of the Debtors' Plan, the Debtors and Ad Hoc Committee entered into negotiations to resolve the conversion motion as well as other objections filed by the Ad Hoc Committee. As a result of these discussions the Ad Hoc Committee and the Debtors agreed to a Stipulation and Order which was entered in the Bankruptcy Case on April 13, 2006. In general, it provides that the Debtors abandoned claims for fraud, breach of fiduciary duty and breach of the duty of care and loyalty which were assertable prior to the filing of these chapter 11 cases against directors and officers of the Debtors, and authorize the members of the Ad Hoc Committee to pursue the claims against the Debtors' directors and officers in a forum outside of the within chapter 11 proceedings. Creditors of the Debtors were afforded an opportunity to object. No objections were filed.

VI.      DETAILED DESCRIPTION OF PLAN

         A. Retention of Property by the Debtors

         Upon confirmation, the Reorganized Debtors will retain all property of the estate. The Reorganized Debtors will have the rights and powers to assert any and all Causes of Actions (defined as all causes of action, choses in action, claims, rights, suits, accounts or remedies belonging to or enforceable by the Debtors, including avoidance Actions, whether or not matured or unmatured, liquidated or unliquidated, contingent or noncontingent, known or unknown, or whether in law or in equity, and whether or not specifically identified in the Debtors' Schedules).

         B. Discharge of Debtors

         Pursuant to section 1141(d) of the Bankruptcy Code, except as otherwise specifically provided in the Plan or in the Confirmation Order, the distributions and rights that are provided in the Plan shall be in complete satisfaction, discharge, and release, effective as of the Confirmation Date (but subject to the occurrence of the Effective Date), of Claims and Causes of Action, whether known or unknown, against, liabilities of, liens on, obligations of, rights against, and Interests in the Debtors or any of their assets or properties, regardless of whether any property shall have been distributed or retained pursuant to the Plan on account of such Claims, rights, and Interests, including, but not limited to, Claims and Interests that arose before the Confirmation Date, any liability (including withdrawal liability) to the extent such Claims relate to services performed by employees of the Debtors prior to the Petition Date and that arise from a termination of employment or a termination of any employee or retiree benefit program, regardless of whether such termination occurred prior to or after the Confirmation Date, and all debts of the kind specified in sections 502(g), 502(h) or 502(i) of the Bankruptcy Code, in each case whether or not (a) a proof of claim or interest based upon such Claim, debt, right, or Interest is filed or deemed filed under section 501 of the Bankruptcy Code, (b) a Claim or Interest based upon such Claim, debt, right, or Interest is allowed under section 502 of the Bankruptcy Code, or (c) the holder of such a Claim, right, or Interest accepted the Plan. The Confirmation Order shall be a judicial determination of the discharge of all Claims against and Interests in the Debtors, subject to the Effective Date occurring.

         C. Compromises and Settlements

         Pursuant to Bankruptcy Rule 9019(a), the Debtors may compromise and settle various (a) Claims against them and (b) Causes of Action that they have against other Persons up to and including the Effective Date. After the Effective Date, such right shall pass to the Reorganized

Debtors as contemplated in Article 8.1 of the Plan, without the need for further approval of the Bankruptcy Court, except as otherwise set forth in the Plan.

         D. Release by Debtors of Certain Parties

         Pursuant to section  1123(b)(3) of the Bankruptcy  Code, but subject to
Article 8.4 of the Plan, effective as of the Effective Date, each Debtor, in its individual capacity and as a debtor-in-possession for and on behalf of its Estate, shall release and discharge and be deemed to have conclusively, absolutely, unconditionally, irrevocably and forever released and discharged all Released Parties for and from any and all claims or Causes of Action existing as of the Effective Date in any manner arising from, based on or relating to, in whole or in part, the Debtors, the subject matter of, or the transactions or events giving rise to, any Claim or Interest that is treated in the Plan, the business or contractual arrangements between any Debtor or any Released Party, the restructuring of Claims and Interests prior to or in the Chapter 11 Cases, or any act, omission, occurrence or event in any manner related to any such Claims, Interests, restructuring or the Chapter 11 Cases.

         The term "Released Parties" means collectively, all officers of each of the Debtors as of the Petition Date, all members of the boards of directors of each of the Debtors as of the Petition Date, and all employees of the Debtors as of the date of the hearing on the Disclosure Statement, provided that if an officer or director of the Debtors, such officer or director's Claim is a Class 6 Subordinated Claim.

         The  Plan  provides  that  the   Reorganized   Debtors  and  any  other
representative of the Estates shall be bound, to the same extent the Debtors are bound, by all of the releases set forth above.

         E. Setoffs

         Subject to Article 8.6 of the Plan, the Debtors may, but shall not be required to, set off against any Claim, and the payments or other distributions to be made pursuant to the Plan in respect of such Claim, claims of any nature whatsoever that the Debtors may have against such Holder; but neither the failure to do so nor the allowance of any Claim hereunder shall constitute a waiver or release by the Debtors or the Reorganized Debtors of any such claim that the Debtors or the Reorganized Debtors may have against such Holder.

         F. Limitations of Liability

         The Plan contains provisions concerning the Indemnification Rights of Indemnitees. The term "Indemnitee" means all directors, officers, employees, agents or representatives of the Debtors who are entitled to assert Indemnification Rights as well as Laurus. The term

"Indemnification  Rights"  means any  obligations  or rights of the  Debtors  to indemnify, reimburse, advance, or contribute to the losses, liabilities or expenses of an Indemnitee pursuant to the respective Debtor's certificate of incorporation, bylaws, policy of providing employee indemnification, applicable law, or specific agreement in respect of any claims, demands, suits, causes of action or proceedings against an Indemnitee based upon any act or omission related to an Indemnitee's service with, for, or on behalf of the Debtors. The term "Continuing Indemnification Rights" means those Indemnification Rights held by any Indemnitee who is a Released Party and serves as a director, officer or employee (or in any similar capacity) of the Reorganized Debtors immediately following the occurrence of the Effective Date together with any Indemnification Rights held by any Indemnitee on account of events occurring on or after the Petition Date. The Plan provides that "Continuing Indemnification Rights" shall not be available to any directors, officers, employees, agents or representatives of the Debtors, who assert a Claim, other than a Class 6 Subordinated Claim, in the Cases.

         Subject to Article 8.6 of the Plan, in satisfaction and compromise of the Indemnities' Indemnification Rights: (a) all Indemnification Rights shall be released and discharged on and as of the Effective Date except for indemnification obligations of the Debtors to Laurus under the terms of the Laurus Settlement Agreement and Laurus's Prepetition Credit Agreement and Continuing Indemnification Rights (which shall remain in full force and effect to the fullest extent allowed by law or contract on and after the Effective Date and shall not be modified, reduced, discharged, or otherwise affected in any way by the Chapter 11 Cases).

                         A.  INJUNCTION

         Subject to Article 8.7 of the Plan, the satisfaction, release, and discharge provisions of the Plan shall act as an injunction against any Person commencing or continuing any action, employment of process, or act to collect, offset, or recover any Claim or Cause of Action satisfied, released, or discharged under the Plan to the fullest extent authorized or provided by the Bankruptcy Code, including, without limitation, to the extent provided for or authorized by sections 524 and 1141 thereof and shall specifically include a bar and permanent injunction against any demand or request for, or prosecution, enforcement or effecting of, and a release of, any action, cause of action, suit, debt, due, sum of money, account, reckoning, bond, bill, specialty, covenant, contract, controversy, agreement, promise, variance, trespass, damages, judgment, extent, execution, setoff, recoupment, claim or demand whatsoever, in law, admiralty or equity, which arises from or is based on or related to the Asset Purchase Agreement dated as of October 3, 2005 between the Debtors and Boston Equities Corporation, any amendment thereof, or any payment in relation thereto, which might otherwise have been brought, prosecuted, enforced, sought, or effected by or on behalf of any of Boston Equities Corporation, any employee, owner or affiliate thereof, or any of their successors, creditors, designees, assigns, agents or representatives, including, without limitation, the estate of any of the foregoing created or to be created at any time by or in a bankruptcy case or any similar proceeding or case filed by or against such entity, or any fiduciary, agent or other representative

         The effect of this provision is that any Person holding a Claim against the Debtors is enjoined from continuing or initiating any suit or other legal action to collect a Claim against the Debtors that has been discharged or satisfied under the Plan and such Person's Person's rights are limited to the rights under the Plan. Such injunction is necessary so that creditors who hold Claims against the Debtors are bound by the terms of the Plan. Otherwise the modification of rights under the Plan would be ineffective as creditors could proceed to assert and enforce their legal and contractual remedies irrespective of the modification of such rights by the Plan.

         This provision's effect on claims or causes of action of any Person, whether against the Debtors or any other Persons, which arise from, are based on or are related to the Asset Purchase Agreement described above is generally that they are forever barred and enjoined by the Plan's confirmation.

         G. Continuation of Business Operations

         Following confirmation, the Reorganized Debtors will continue the Debtors' business operations. Management of the Reorganized Debtors will continue with the Debtors' current management and board of directors. The Reorganized Debtors will retain all rights and interests in the Debtors' receivables and income generated in the ordinary course of business.

         H. Parties Responsible for Implementation of the Plan

         Upon confirmation, the Reorganized Debtors will be charged with administration of the Case. The Reorganized Debtors will be authorized and empowered to take such actions as are required to effectuate the Plan, including the prosecution and enforcement of Causes of Action. The Reorganized Debtors will file all post-confirmation reports required by the United States Trustee's office. The Reorganized Debtors will also file the necessary final reports and will apply for a final decree as soon as practicable after substantial consummation, the completion of the claims analysis and objection process, and following entry of Final Orders in all Bankruptcy Court litigation.

         I. Enforcement of Causes of Action

         Under the Plan, the Reorganized Debtors retain all Actions, which include, without limitation, all Actions for avoidance of preferential transfers under the Bankruptcy Code and all contractual claims against current or former customers, whether specified herein or not. The failure to specifically identify an Action either in this Disclosure Statement or in the Schedules shall not be deemed to be a waiver by the Reorganized Debtors of that Action and no Defendant may assert that the failure to so identify such Action bars the Reorganized Debtors from pursuing them at this time.

         J. Liabilities of the Reorganized Debtors

         The Reorganized Debtors will not have any liabilities except those expressly assumed under the Plan. The Reorganized Debtors will be responsible for all operational expenses (consisting of normal and ordinary costs and expenses of operating the Debtors' business, including, without limitation, payroll and related taxes, insurance premiums, bank charges, maintenance costs, inventory costs, and all other costs of operations of any type arising after the Petition Date in connection with the operation of the Debtors' business, unless specifically excluded under the Plan) incurred by the Debtors in the ordinary course of business after the Petition Date, and those operational expenses will be paid in the ordinary course of business as they become due or as agreed upon by the Holder of an operational expense claim.

         K. Objection to Claims

         The Claims Bar Date was May 15, 2006. As of May 18, 2006 approximately 70 claims have been filed against Tectonic totaling approximately $1,440,000, excluding the claim of Laurus, the claim of Boston Equities Corporation and duplicative filings. Of this amount approximately $535,000 was filed as priority claims, with $120,000 filed by former employees of the Debtors for services rendered and expenses incurred while employed Tectonic, inc. the acquiring entity owned by Boston Equities Corporation . While there may be disputes with regard to several of these claims, the substantial claims in dispute (those being over $50,000 in dispute) are the $75,000 priority claim of Marinsoft,, a $125,000 claim filed by Mainstreet Bank, and a $415,477.68 claim filed by the Internal Revenue Service. With respect to the claim of Marinsoft, the Debtors believe that the claim is invalid on the basis that such claim is resolved pursuant to the order approving the recission of the Marinsoft agreement entered January 27, 2006. With respect to the claim of Mainstreet Bank, the Debtors believe it is a claim arising from a third party's purchase of stock and that therefore the claim is invalid. With respect to the claim of the Internal Revenue Service, such claim is an estimate for payroll taxes of Tectonic for 2000, 2001 and 2002. At that time Tectonic was a holding company, and all payroll taxes were paid by its operating company and therefore no taxes are due. The Debtors intend to file objections to these claims such that they will be heard or resolved prior to July 11, 2006 which is Bankruptcy's Court's next scheduled hearing date to set a hearing on objections to claims. If the priority claims of the IRS or Marinsoft were allowed it would likely render the Debtors' Plan not feasible.

         As of March 18, 2006 six (6) claims have been filed against Solutions totaling in aggregate $8,124.26, excluding the claim of Laurus and duplicative filings. Resolution of these claims will not effect the feasibility of the Plan or have a meaningful impact on creditors distributions under the Plan.

         L. Preservation of Causes of Action and Avoidance Claims

         In accordance with section 1123(b)(3) of the Bankruptcy Code, the Reorganized Debtors will retain and may (but are not required to) enforce all Retained Actions. The Debtors or the Reorganized Debtors, in their sole and absolute discretion, will determine whether to bring, settle, release, compromise, or enforce such Retained Actions (or decline to do any of the foregoing), and will not be required to seek further approval of the Bankruptcy Court for such action. The Reorganized Debtors or any successors may pursue such litigation claims in accordance with the best interests of the Reorganized Debtors or any successors holding such rights of action.

         Attached to the Debtors' Statement of Financial Affairs is a list of payments made by the Debtors to creditors within the 90 days prior to the petition date. As a general matter, a "preference" under the Bankruptcy Code is a payment made by a debtor to a creditor within the 90 days prior to the petition date if the payment is on account of a pre-existing debt owed by the debtor to such creditor.

         Under the Bankruptcy Code, a debtor may attempt to recover such "preferential transfers" by bringing suit against those vendors, suppliers, lenders, and other creditors who received payment. However, the Bankruptcy Code affords such persons a number of defenses to a preference suit. For instance, a vendor that supplies a debtor with additional goods, but does not receive payment for such goods, may in certain circumstances credit the unpaid value of such goods against any preference claim that the debtor may have. Such credit is called "new value." Thus, as a general matter, a creditor that provides a debtor with "new value" after the creditor has received a payment from the debtor, which "new value" remains unpaid as of the petition date, can deduct the amount of the "new value" from the previous preferential transfer. Similarly, payments made by a debtor on account of goods and services acquired in the ordinary course of the debtor's business, and paid in accordance with the ordinary course of the debtor's and the creditor's business relationship and according to ordinary terms in the parties' business, may be exempt from recovery by a debtor under the preference statutes. This so-called "ordinary course" defense is designed to protect vendors who continue to provide goods and services to a debtor in the ordinary course of business, and who are paid in the ordinary course of business. However, creditors whose payment terms vary - for instance, if they are paid more quickly than was historically the case - may be precluded from taking advantage of the "ordinary course" defense.

         Debtors' counsel has preliminary reviewed transfers made by the Debtors to all persons on account of antecedent debt within the 90-day preference period (or one year for insiders) which aggregate $10,000 or more, excluding payments to any recipient whose executory contract is being assumed pursuant to the Plan.

         The claims against insiders are discussed above. Debtors' counsel has identified potential preference claims against Paul, Hastings, Janofsky & Walker and Inverness Properties. There are also potential claims against Saggi Capital and Bridge Ventures. An analysis of the "new value" defense has not been done. Such transfers would also be subject to the "ordinary course" defense. The "ordinary course" defense requires a very fact-intensive analysis, including calculation of the average days payable outstanding with respect to each creditor and all creditors as a whole. Application of the "ordinary course" defense therefore is subject to a number of uncertainties and litigation risks, plus costs associated with filing complaints and prosecuting preference actions against individual preference recipients. Moreover, it is probable that the certain defendants may challenge whether the Debtors were insolvent at the time the alleged preferential payments were made.

         Given the estimated costs of litigation to the potential preference actions, and after considering the risks of pursuing such litigation against preference defendants, the Debtors believe that in a liquidation under Chapter 7 of the Bankruptcy Code, that a Chapter 7 trustee would only pursue the action against Paul Hastings Janosfky & Walker. Since the analysis of this claim is not complete any recovery of estimates is not included in the Liquidation Analysis discussed later in this Disclosure Statement.

         As pointed out above, actual recoveries on preference actions are difficult to estimate. The outcome of any particular preference action against a preference defendant is not free from doubt.

         M. New Capital and Cancellation of Existing Securities

         The Plan provides that on the Effective Date, Tectonic will authorize the issuance of 100,000 shares of New Common Stock and all Existing Securities will be cancelled, null and void.. Reorganized Tectonic will issue the New Common Stock in exchange for $100,000 in New Capital. Mr. Wolford will purchase 80% of the stock for $80,000. The remaining 20% will be purchased by Mr. McRoberts for $20,000. The Reorganized Tectonic expects that it may issue additional stock after the Effective Date to attract employees and or investors. Any such issuance shall be subject to applicable state and federal securities laws and are not being issued pursuant to the limited transactional exemption contained in Section 1145(a) of the Bankruptcy Code. Additionally, Mr. Wolford has indicated that if the Reorganized Debtors can not attract funding, that he would fund operations until there were sufficient revenues to attract future funding.

         N. Corporate Action

         Each of the matters provided for under the Plan involving the corporate structure of any Debtor or Reorganized Debtor or corporate action to be taken by or required of any Debtor or Reorganized Debtor shall, as of the Effective Date, be deemed to have occurred and be effective as provided herein, and shall be authorized, approved and, to the extent taken prior to the Effective Date, ratified in all respects without any requirement of further action by stockholders, creditors, or directors of any of the Debtors or the Reorganized Debtors.

VII. POST-CONFIRMATION OPERATIONS

         A. Post-Confirmation Management

         Arol Wolford will continue as the President and Chief Executive officer of the Debtors. Mr. Wolford has been involve in the building products information industry for the past 30 years. He founded Manufacturers' Survey Group in 1975 and five years later entered the construction information industry with the start up of Construction Market Data (CMD) in Atlanta, Georgia.

         As President and CEO of CMD, Arol oversaw the CMD Group of companies which included such well known information sources as Association Construction Publications, Architects' First Source, Buildcore Product Source, CanaData, Clark Reports, Construction Market Data (CMD), Cordell Building Information Services, Manufacturers' Survey Associates, and R.S. Means. CMD Group was also part owner of BIMSA/Mexico and Burwood Reports in Southeast Asia. Arol sold CMD Group to Cahners (now Reed Construction Data) in 2000.

         Mr. Wolford also served as General Manager of Southam Construction Information News Service (COINS) for five years where he led the construction information businesses throughout North America.

         In addition to dealing with the Debtors, Mr. Wolford owns 35% of Realty Empowerment Systems, Inc. which provides software products to the residential real estate agencies. Mr. Wolford also owns 35% of Barcham, Inc. which provides software used to cost roads and sewers. There are no transactions between these entities and the Debtors and the Debtors do not antcipate any such transactions as the products are completely unrelated.

         In June 1997, Arol was named honorary member of The American Institute of Architects in recognition of his outstanding contribution to the architectural profession. Mr. Wolford holds a degree in biology from Westmont College of California.

         Dennis Neeley will continue as Senior Vice-President and oversee the day to day operations of the Debtors. He has 35 years of experience focused on the practice and automation of the architectural, engineering, construction and real estate professions. Mr. Neeley is a registered architect and was also the founder and president of an architectural design, a real estate development and a construction company during the 1970's and 1980's. He has Bachelor's and Master's degrees in Architecture from the University of California - Berkeley.

         It is anticipated that Mr. Wolford and Mr. McRoberts will be the directors of the Reorganized Debtors.

         B. Compensation of Officers and Directors

         The Debtors intend to pay Mr. Wolford a salary of up to $180,000 depending on operational success. Mr. McRoberts will receive $96,000. Mr. Wolford's daughter, Kristin Tiliakos, will receive $84,000.

         C. Post-Confirmation Cash Flows

         Attached hereto, as Appendix "F" is a projection forecasting Debtors' cash flow through June 2010. As shown on Appendix "F", Debtors believe they will generate sufficient cash flow to fund all payments to Creditors and its operational expenses. The reader should note that the projection on Appendix "F" is a forward looking analysis and involves a number of risks and uncertainties. Although the Debtors have used their best efforts to be accurate in making this forward-looking analysis, it is possible that the assumptions made by the Debtors may not materialize.


VIII. TAX CONSEQUENCES

         Tax consequences resulting from confirmation of the Plan can vary greatly among the various Classes of Creditors and Holders of Interests, or within each Class. Significant tax consequences may occur as a result of confirmation of the Plan under the Internal Revenue Code and pursuant to state, local, and foreign tax statutes. Because of the various tax issues involved, the differences in the nature of the Claims of various Creditors, the taxpayer status and methods of accounting and prior actions taken by Creditors with respect to their Claims, as well as the possibility that events subsequent to the date hereof could change the tax consequences, this discussion is intended to be general in nature only. No specific tax consequences to any Creditor or Holder of an Interest are represented, implied, or warranted. Each Holder of a Claim or Interest should seek professional tax advice, including the evaluation of recently enacted or pending legislation, because recent changes in taxation may be complex and lack authoritative interpretation.

         THE PROPONENT ASSUMES NO RESPONSIBILITY FOR THE TAX EFFECT THAT CONSUMMATION OF THE PLAN WILL HAVE ON ANY GIVEN HOLDER OF A

CLAIM OR INTEREST. HOLDERS OF CLAIMS OR INTERESTS ARE STRONGLY URGED TO CONSULT THEIR OWN TAX ADVISORS CONCERNING THE FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES OF THE PLAN TO THEIR INDIVIDUAL SITUATION.

         The receipt by a Creditor or Interest Holder of cash or property in full or partial payment of its Claim or Interest may be a taxable event. To the extent that a portion of the cash or the fair market value of any property received is attributable to accrued and unpaid interest on a Claim being paid, a Creditor may recognize interest income. A Creditor or Interest Holder may also recognize gain or loss equal to the difference between the sum of the amount of cash received and the adjusted basis in the Claim or Interest for which the Holder receives amounts under the Plan. Such gain or loss may be treated as ordinary or capital depending upon whether the Claim or Interest is a capital asset. Under the backup withholding rules of the Tax Code, a Holder of a Claim may be subject to backup withholding at the rate of thirty-one percent (31%) with respect to Distributions made pursuant to the Plan unless such Holder (i) is a corporation or comes within certain other exempt categories and, when required, demonstrates this fact, or (ii) provides a correct taxpayer identification number and certifies under penalty of perjury that the taxpayer identification number is correct and that it is not subject to backup withholding due to a failure to report all dividends and interest. Any amount so withheld will be credited against the Holder's federal income tax liability.

IX.  BEST INTERESTS TEST AND LIQUIDATION ANALYSIS

         A. Best Interests Test

         To confirm a Plan under the Best Interests Test, unless all Classes of Impaired Claims accept the Plan, the Bankruptcy Court must determine that the Plan is in the best interest of all Creditors which do not accept the Plan. The "Best Interest Test" requires that the Plan provide each member of each impaired Class a recovery that has a present value at least equal to the present value of the distribution which each Creditor would receive if the Debtors were liquidated under Chapter 7 of the Bankruptcy Code.

         If the Debtors were liquidated under Chapter 7, a Court-appointed trustee with no prior knowledge of the Debtors' operations or the transactions that would fund a distribution to Creditors would liquidate the assets of the Debtors and distribute the proceeds in accordance with the legal priorities established under the Bankruptcy Code. All expenses of the Chapter 7 case, including fees of the trustee, the attorneys' fees for the trustee's counsel, accountants, and other professionals appointed in the Chapter 7 case, are paid in full before any distribution may be made on account of Administrative Claims in the Chapter 11 case, which in turn must be paid in full before any distribution would be made to prepetition Creditors. The Debtors do not believe that Creditors will receive as much under Chapter 7 as they would under the Plan, since conversion would eliminate the going concern value of the Debtors and would adversely affect the value of the Debtors' property that is collateral for some of the Debtors' Creditors. Not only would a conversion to Chapter 7 reduce the amounts otherwise available to Creditors, but it also would delay distributions to Creditors in the event that there were any funds available. In a Chapter 7, disbursements to Creditors are not generally made until the case is fully administered and after the Court approves a final report submitted by the Chapter 7 trustee. Accordingly, the Debtors believe Creditors will receive payment faster under the Plan than they would in a Chapter 7 and the Debtors believe that confirmation of the Plan is in the best interest of Creditors.

         B. Liquidation Analysis

         Debtors possess unencumbered equipment which Debtors estimate have a liquidation value of approximately $25,000. Debtors estimate that, as of May 18, 2006, it could collect approximately $50,000 of its accounts receivable in the event of liquidation. Debtors further estimate that, as of May 31, 2006, they will hold approximately [$115,000] of cash. Thus, the total available assets in the event of liquidation would be approximately [$297,000.] From those funds, distributions would then be made in accordance with priorities of the Bankruptcy Code.

         Claims entitled to priority are accrued expenses of post-petition operations, consisting primarily of unpaid consulting fees. Debtors estimate that as of May 31, 2006 this totals approximately $90,000, not including $30,000 for Arol Wolford. Also paid would be other administrative expenses such as payment of professionals, including attorney fees, which as of May 18, 2006 were approximately $100,000 in excess of pre-petition retainers, accountant fees for preparation final tax returns, and Chapter 7 trustee fees.

          The Debtors estimate that all additional administrative expense fees will total at least $75,000. Finally, amounts owed to taxing authorities would be required to be paid. The Debtors estimate that these amounts are approximately $50,000. Thus, In the event of liquidation, Debtors predict no funds would remain for unsecured claims.

X.     PURPOSE OF DISCLOSURE STATEMENT

         This Disclosure Statement has been prepared and presented for the purpose of permitting you to make an informed judgment to accept or reject the Plan. Please read the Plan in full and consult with your counsel if you have questions. If the Plan is confirmed, its terms and conditions will be binding on all parties in interest, regardless of whether the Holders of particular Claims or Interests voted to the accept the Plan or did not oppose confirmation of the Plan. The Debtors believe that acceptance of the Plan is in the best interest of the Holders of Allowed Claims and that confirmation of the Plan will provide the best recovery for Creditors.

XI.     CONCLUSION

         The Debtors urge Creditors to vote in favor of the Plan.

         Dated this 22nd day of May, 2006.

         Respectfully Submitted,                Tectonic Network, Inc.

         LAMBERTH, CIFELLI, STOKES                  /s/ Arol R. Wolford
         STOUT, P.A.                            ----------------------------
         Attorneys for Debtors                  By:      Arol R. Wolford
                                                Its: President
            /s/ Gregory D. Ellis
         ----------------------------
         Gregory D. Ellis
         Georgia Bar No. 245310                 Tectonic Solutions, Inc.
         3343 Peachtree Road, NE
         East Tower, Suite 550                      /s/ Arol R. Wolford
         Atlanta, Georgia 30326-1022            ----------------------------
         (404) 262-7373                         By:      Arol R. Wolford
                                                Its: President

                              APPENDIX "A" FOLLOWS

                      IN THE UNITED STATES BANKRUPTCY COURT
                      FOR THE NORTHERN DISTRICT OF GEORGIA
                                ATLANTA DIVISION


IN RE:                                      )        CHAPTER 11-JEM
                                            )
TECTONIC NETWORK, INC.                      )        CASE NO. 05-78966
TECTONIC SOLUTIONS, INC.                    )        CASE NO. 05-78955
                                            )
                                            )        (Jointlyadministered under
                                            )        05-78966)
                                            )
--------------------------------------------)


================================================================================
                   FIRST AMENDED JOINT PLAN OF REORGANIZATION
                           FOR TECTONIC NETWORK, INC.
                                       and
                            TECTONIC SOLUTIONS, INC.

                         Dated the 22nd day of May, 2006
================================================================================

         Filed by: Tectonic Network, Inc. and Tectonic Solutions, Inc., Debtors and Debtors in Possession

                           Attorneys for the Debtors:
                                Gregory D. Ellis
                     Lamberth, Cifelli, Stokes & Stout, P.A.
                      3343 Peachtree Road, N.E., Suite 550
                                Atlanta, GA 30326
                                 (404) 262-7373


                                TABLE OF CONTENTS
                                -----------------
DEFINITIONS AND GENERAL PROVISIONS............................................................2
   1.1   Definitions..........................................................................2
   1.2   Undefined Terms.....................................................................11
   1.3   Time................................................................................11
CLASSIFICATION OF CLAIMS AND INTERESTS; IMPAIRMENT...........................................11
   2.1   Summary.............................................................................11
   2.2   Deemed Acceptance of Plan...........................................................12
   2.3   Deemed Rejection of Plan............................................................12
TREATMENT OF CLAIMS AND INTERESTS............................................................13
   3.1   Class 1 - Other Secured Claims......................................................13
   3.2   Class 2 - Priority Claims...........................................................13
   3.3   Class 3 - Prepetition Lender Claim..................................................14
   3.4   Class 4 - General Unsecured Claims..................................................14
   3.5   Class 5 - Unsecured Convenience Claims..............................................15
   3.6   Class 6 - Subordinated Claims.......................................................15
   3.7   Class 7 - Interests.................................................................15
   3.8   Special Provision Governing Unimpaired Claims.......................................16
TREATMENT OF UNCLASSIFIED CLAIMS.............................................................16
   4.1   Summary.............................................................................16
   4.2   Administrative Expense Claims.......................................................16
   4.3   Priority Tax Claims.................................................................16
TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES........................................17
   5.1   Assumption and Rejection of Executory Contracts and Unexpired Leases................17
   5.2   Claims Based on Rejection of Executory Contracts or Unexpired Leases................17
   5.3   Cure of Defaults for Executory Contracts and Unexpired Leases.......................17
MEANS FOR IMPLEMENTATION OF PLAN.............................................................18
   6.1   Continued Corporate Existence.......................................................18
   6.2   Pooling of Claims...................................................................18
   6.3   Amended Certificate of Incorporation and Amended Bylaws.............................18
   6.4   Directors and Officers of Reorganized Debtors.......................................19
   6.5   Employment, Indemnification, and Other Agreements, and Incentive Compensation
   Programs..................................................................................19
   6.6   Issuance of New Common Stock and Other Equity Interest..............................19
   6.7   Cancellation of Existing Securities of Tectonic and Other Agreements................19
   6.8   Corporate Action....................................................................20
   6.9   Preservation of Causes of Action....................................................20
   6.10     Exclusivity Period...............................................................20
   6.11     Effectuating Documents; Further Transactions.....................................20
   6.12     Exemption From Certain Transfer Taxes and Recording Fees.........................20
   6.13     Further Authorization............................................................21
Distributions................................................................................21
   7.1   Payment of Claims...................................................................21




   7.2   Time of Distributions...............................................................21
   7.3   No Interest on Claims or Interests..................................................21
   7.4   Surrender of Securities or Instruments..............................................21
   7.5   Claims Administration Responsibility................................................21
   7.6   Delivery of Distributions...........................................................22
   7.7   Procedures for Treating and Resolving Disputed and Contingent Claims................23
   7.8   Fractional Dollars..................................................................24
   7.9   No Recourse.........................................................................24
   7.10     Withholding Taxes................................................................24
EFFECT OF PLAN ON CLAIMS AND INTERESTS.......................................................24
   8.1   Revesting of Assets.................................................................24
   8.2   Discharge of the Debtors............................................................24
   8.3   Compromises and Settlements.........................................................25
   8.4   Release by Debtors of Certain Parties...............................................25
   8.5   Setoffs.............................................................................25
   8.6   Indemnification Obligations.........................................................25
   8.7   Injunction..........................................................................25
   8.8   Effect of Confirmation..............................................................26
   8.9   Reservation of Rights of the Estates................................................26
RETENTION AND SCOPE OF JURISDICTION OF THE BANKRUPTCY COURT..................................27
   9.1   Retention of Jurisdiction...........................................................27
   9.2   Alternative Jurisdiction............................................................28
   9.3   Final Decree........................................................................28
MISCELLANEOUS PROVISIONS.....................................................................28
   10.1     Modification of the Plan.........................................................28
   10.2     Applicable Law...................................................................29
   10.3     Preparation of Estates' Returns and Resolution of Tax Claims.....................29
   10.4     Headings.........................................................................29
   10.5     Revocation of Plan...............................................................29
   10.6     Confirmation of Plans for Separate Debtors.......................................29
   10.7     No Admissions; Objection to Claims...............................................29
   10.8     No Bar to Suits..................................................................29
REQUEST FOR CONFIRMATION PURSUANT TO Section 1129(b).........................................29

                      IN THE UNITED STATES BANKRUPTCY COURT
                      FOR THE NORTHERN DISTRICT OF GEORGIA
                                ATLANTA DIVISION


IN RE:                                      )        CHAPTER 11-JEM
                                            )
TECTONIC NETWORK, INC.                      )        CASE NO. 05-78966
TECTONIC SOLUTIONS, INC.                    )        CASE NO. 05-78955
                                            )
                                            )        (Jointly administered under
                                            )        05-78966)
                                            )
--------------------------------------------)



================================================================================


                          JOINT PLAN OF REORGANIZATION

                                  INTRODUCTION

         COME NOW Tectonic Network, Inc. and Tectonic Solutions, Inc., debtors and debtors-in-possession in the above-captioned cases, and propose this First Amended Joint Plan of Reorganization for the resolution of the outstanding Claims against and Interests in the Debtors. Capitalized terms used herein shall have the meanings ascribed to such terms in Article 1.1 of this Plan. The Debtors are the proponents of this Plan within the meaning of section 1129 of the Bankruptcy Code.

                                    ARTICLE I
                       DEFINITIONS AND GENERAL PROVISIONS

         For purposes of this Plan, except as expressly provided or unless the context otherwise requires, all capitalized terms not otherwise defined shall have the meanings ascribed to them in this Article 1.1 of this Plan. Any term used in this Plan that is not defined herein, but is defined in the Bankruptcy Code or the Bankruptcy Rules, shall have the meaning ascribed to that term in the Bankruptcy Code or the Bankruptcy Rules.

1.1      Definitions.  The following  definitions  apply in the Debtors' Plan of
Reorganization:

         (a) "Ad Hoc Committee of Equity Holders" means the ad hoc committee of shareholders identified on the Bankruptcy Rule 2016 disclosure filed by counsel for the ad hoc committee of equity holders and entered on the docket in the Bankruptcy case on January 12, 2006.

         (b) "Ad Hoc Committee Stipulation" means that certain Stipulation and Consent Order by and between the Debtors and the Ad Hoc Committee of Equity Holders entered on the docket in the Bankruptcy case on April 13, 2006.

         (c) "Administrative Expense Claim" means a Claim for payment of an administrative expense of a kind specified in section 503(b) of the Bankruptcy Code and entitled to priority pursuant to section 507(a)(1) of the Bankruptcy Code, including, but not limited to, the actual, necessary costs and expenses, incurred on or after the Filing Date, of preserving the Estates and operating the business of the Debtors, including wages, salaries or commissions for services rendered after the commencement of the Bankruptcy Cases, Professional Compensation, and all fees and charges assessed against the Estates under chapter 123 of title 28, United States Code.

         (d) "Administrative Claims Bar Date" means the deadline for filing proofs or requests for payment of Administrative Claims, which shall be forty-five (45) days after the Effective Date, unless otherwise ordered by the Bankruptcy Court.

         (e) "Affiliates" has the meaning given such term by section 101(2) of the Bankruptcy Code.

         (f) "Allowed Amount" means, with regard to a Claim against any Debtor, the amount of such Claim as may be agreed to by the Debtors and the Holder or as may be determined by the Bankruptcy Court in accordance with the provisions of the Bankruptcy Code and this Plan.

         (g) "Allowed Claim" means a Claim against any Debtor:

         (1)      With regard to which -

                  (A) a proof of claim was timely filed on or before the Claims Bar Date or other applicable date for the filing of a proof of claim; or

                  (A) a proof of claim  was  deemed  timely  filed  pursuant  to section 1111(a) of the Bankruptcy Code or the filing of a proof of claim was not required; or

                  (A) if an Administrative Expense Claim arising prior to March 24, 2006, other than claims for Professional Compensation, a motion for payment was timely filed pursuant to the Bar Order; and

         (2)      which Claim -

                  (A) is not a Disputed Claim; or

                  (A) is valid, enforceable, and not subject to avoidance or subordination under the Bankruptcy Code or other applicable law and is allowed (and only to the extent allowed) pursuant to section 502 of the Bankruptcy Code by a Final Order of the Bankruptcy Court or other court of competent jurisdiction or by agreement with the Debtors pursuant to Article 8.3.

         (h) "Allowed Secured Claim" means that portion of a Secured Claim that is an Allowed Claim.

         (i) "Allowed Unsecured Claim" means an Unsecured Claim that is an Allowed Claim.

         (j) "Amended By-Laws" means the Amended and Restated By-Laws of Reorganized Tectonic, which shall be in substantially the form contained in the Plan Supplement.

         (k) "Amended Certificate of Incorporation" means the amended and restated Certificate of Incorporation of Reorganized Tectonic, which shall be in substantially the form contained in the Plan Supplement.

         (l) "Asserted Amount" shall mean, with regard to Avoidance Actions under SectionSection 547, 548, or 549 of the Bankruptcy Code, the total amount of the transfers sought to be avoided. With regard to other claims, including, without limitation, Retained Actions, Asserted Amount shall mean the gross amount of the claim the Debtor seeks to recover. With regard to Claims, Asserted Amount shall mean the total amount of the Claim sought to be allowed as an Allowed Claim against any Debtor, subject to estimation by the Bankruptcy Court pursuant to Article 7.7.

         (m) "Assets" means,  collectively,  all of the property,  as defined by section 541 of the Bankruptcy Code of the Estates of the Debtors (including, without limitation, all of the assets, property, interests (including equity interests) and effects, real and personal, tangible and intangible, including Causes of Action), wherever situated as such properties exist on the Effective Date or thereafter.

         (n) "Avoidance Action" means any claim or cause of action of an Estate arising out of or maintainable pursuant to sections 510, 542, 543, 544, 546, 547, 548, 549, 550 or 553 of the Bankruptcy Code or under any other similar applicable law, regardless of whether such action has been commenced prior to the Effective Date.

         (o) "Ballot" means each of the ballot forms that are distributed with the Disclosure Statement to Holders of Claims included in Classes that are Impaired under this Plan and entitled to vote under Article II of this Plan to accept or reject this Plan.

         (p) "Bankruptcy Case" means, with respect to each Debtor, the Chapter 11 case initiated by such Debtor's filing on the Filing Date of a voluntary petition for relief in the Bankruptcy Court under Chapter 11 of the Bankruptcy Code.

         (q) "Bankruptcy Code" means Title 11 of the United States Code.

         (r) "Bankruptcy Court" means the United States Bankruptcy Court for the Northern District of Georgia or, in the event such court ceases to exercise jurisdiction over any Bankruptcy Case, such court or adjunct thereof that exercises jurisdiction over such Bankruptcy Case in lieu of the United States Bankruptcy Court for the Northern District of Georgia.

         (s) "Bankruptcy Rules" means the Federal Rules of Bankruptcy Procedure.

         (t) "Bar Order" means any order entered by the Bankruptcy Court requiring the filing of certain proofs of claim on or before the Claims Bar Date, and the filing of motions for payment of certain Administrative Expense Claims on or before the Claims Bar Date.

         (u) "Business Day" means any day on which commercial banks are required to be open for business in Atlanta, Georgia.

         (v) "Cash" means legal tender of the United States of America and equivalents thereof.

         (w) "Causes of Action" means all Avoidance Actions and any and all of a Debtor's and the Reorganized Debtors' actions, causes of action, suits, accounts, agreements, promises, rights to payment and claims, whether known or unknown, reduced to judgment, not reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, secured, unsecured, and whether asserted or assertable directly or derivatively, in law, equity, or otherwise.

         (x) "Certificate" means any instrument, including, without limitation, any note, bond, indenture, or other document evidencing or creating any indebtedness or obligation of the Debtors evidencing a Claim.

         (y) "Chief Executive Officer" means Arol Wolford.

         (z) "Claim" means a claim against one of the Debtors (or both of them) whether or not asserted, as defined in section 101(5) of the Bankruptcy Code.

         (aa) "Claims Bar Date" means such date as the Bankruptcy Court may fix as the deadline with respect to filling proofs of claims.

         (bb) "Claims Objection Deadline" means November 15, 2006.

         (cc)  "Classes"  means a category of Claims or  Interests  described in
Article III of this Plan.

         (dd) "Confirmation Date" means the date on which the Bankruptcy Court enters the Confirmation Order.

         (ee) "Confirmation Hearing" means the hearing before the Bankruptcy Court held to consider confirmation of this Plan and related matters under section 1128 of the Bankruptcy Code, as such hearing may be continued.

         (ff) "Confirmation Order" means the order confirming the Plan pursuant to section 1129 of the Bankruptcy Code that the Bankruptcy Court enters, which shall be in substantially the form attached to the Plan Supplement.

         (gg) "Continuing Indemnification Rights" means those Indemnification Rights held by any Indemnitee who is a Released Party and serves as a director, officer or employee (or in any similar capacity) of the Reorganized Debtors immediately following the occurrence of the Effective Date together with any Indemnification Rights held by any Indemnitee on account of events occurring on or after the Filing Date.

         (hh) "Convenience Class Election" means the election to be made by a holder of an Allowed Unsecured Claim pursuant to Article 3.5.

         (ii) "Cure Amount" means an amount agreed to by the Debtors and the non-debtor party to any Executory Contract or Unexpired Lease assumed pursuant to the Plan, or, absent an agreement, an amount to be determined by the Bankruptcy Court upon Motion filed by the Debtor or the non-debtor party to any assumed Executory Contract or Unexpired Lease on or before the 45th day after the Effective Date as sufficient to satisfy the Debtors' obligations under section 365(b) of the Bankruptcy Code with respect to the Debtors' assumption of such Executory Contract or Unexpired Lease.

         (jj) "Debtor" or "Debtors" means, individually, Tectonic Network, Inc. and Tectonic Solutions, Inc., and collectively, both Tectonic Network, Inc. and Tectonic Solutions, each, both of which is a Debtor in its Bankruptcy Case.

         (kk) "Designated Notice" means notice and an opportunity for a hearing as defined in section 102(a) of the Bankruptcy Code, with notice limited to the Debtors, the United States

Trustee, and other parties in interest who, after entry of the Confirmation Order, file a request for such notice with the Clerk of the Bankruptcy Court and serve a copy of same on counsel for the Debtors. For thirty (30) days after the Confirmation Date, Designated Notice means notice pursuant to that certain Order limiting notice entered by the Bankruptcy Court on October 12, 2005 in each Debtor's Bankruptcy Case.

         (ll) "Disclosure Statement" means the written disclosure statement that relates to this Plan, as approved by the Bankruptcy Court pursuant to section
1125 of the Bankruptcy Code and Bankruptcy Rule 3017, as such disclosure statement may be amended, modified or supplemented from time to time.

         (mm) "Disputed Claim" means an alleged Claim against any Debtor as to which an objection has been filed or a response in opposition to a motion for payment of the Claim has been made, or as to which there is a dispute between any Debtor and the Holder of the alleged Claim that is the subject of pending litigation as of the Confirmation Date, and that a Final Order or agreement pursuant to Article 8.3 has not resolved.

         (nn)   "Distribution"   means  any   distribution  by  the  Debtors  or
Reorganized Debtors to the Holders of Allowed Claims.

         (oo) "Distribution Date" means (a) the Initial Distribution Date, (b) first Business Day after the end of the month of June, commencing with the first such date to occur more than ninety (90) days after the Effective Date and until the (c) Final Distribution Date; provided, however, that (i) a Distribution Date (other than the Initial Distribution Date and Final Distribution Date) shall not occur if the aggregate value of the consideration to be distributed on account of Allowed Claims on any Distribution Date is less than Ten Thousand and 00/100 Dollars ($10,000.00), in which case the amount to be distributed shall be retained and added to the amount to be distributed on the next Distribution Date, (ii) any Unsecured Claim that becomes Allowed less than twenty (20) Business Days prior to a Distribution Date shall be treated as a Disputed Claim for the purposes of the Distribution occurring on such Distribution Date and shall not receive a Distribution until the Distribution Date immediately succeeding such Distribution Date, and (iii) the Debtors shall distribute amounts towards satisfaction of the Claims of Laurus, whether such Claims are in Class 3 or Class 4, if such Claims become Allowed on a date after the Effective Date, within thirty (30) days after such date.

         (pp) "Distribution Reserve" means the amount be held for Distribution to Holders to be reserved pending allowance of Disputed Claims in accordance with Article 7.7 of this Plan.

         (qq) "District Court" means the United States District Court for the Northern District of Georgia, Atlanta Division.

         (rr) "Effective Date" means the date specified by the Debtors in a notice filed with the Bankruptcy Court as the date on which the Plan shall take effect, which date shall be not more than 5 Business Days after the later of (i) the date on which the Confirmation Order becomes a Final Order; and (ii) the date on which the conditions to the Effective Date provided for in the Plan have been satisfied or waived.

         (ss) "Estate" means, with regard to each Debtor, the estate that was created by the commencement by a Debtor of a Bankruptcy Case pursuant to section 541 of the Bankruptcy Code, and shall be deemed to include, without limitation, any and all rights, powers, and privileges of such Debtor and any and all interests in property, whether real, personal or mixed, rights, causes of action, avoidance powers or extensions of time that such Debtor or such estate shall have had effective as of the commencement of the Bankruptcy Case, or which such Estate acquired after the commencement of the Bankruptcy Case, whether by virtue of sections 541, 544, 545, 546, 547, 548, 549 or 550 of the Bankruptcy Code, or otherwise.

         (tt) "Executory Contract or Unexpired Lease" means all executory contracts and unexpired leases to which either of the Debtors are a party.

         (uu) "Existing Securities" means shares of common stock of Tectonic that are authorized, issued and outstanding on the Effective Date immediately prior to the Plan taking effect.

         (vv) "Filing Date" or "Petition Date" means October 3, 2005.

         (ww) "Final Distribution" means the Distribution by the Debtors or Reorganized Debtors that satisfies all Allowed Claims to the extent provided in and in accordance with the Plan.

         (xx) "Final Distribution Date" means the Distribution Date on which the Final Distribution is made.

         (yy) "Final Order" means an order of the Bankruptcy Court, the District Court, or any other court as to which (1) any appeal that has been taken has been finally determined or dismissed, or (2) the time for appeal has expired and no appeal has been filed timely. (In the case of an order of the Bankruptcy Court, the time for appeal, for purposes of this definition, shall be the time permitted for an appeal to the District Court.)

         (zz) "General Unsecured Claims" means any Unsecured Claim other than a Unsecured Convenience Claim or a Subordinated Claim.

         (aaa) "Holder" means a holder of a Claim or Interest.

         (bbb) "Impaired" shall have the meaning ascribed thereto in section 1124 of the Bankruptcy Code.

         (ccc) "Indemnification Rights" means any obligations of the Debtors to indemnify, reimburse, advance, or contribute to the losses, liabilities or expenses of an Indemnitee pursuant to the Debtor's certificate of incorporation, bylaws, policy of providing employee indemnification, applicable law, or specific agreement in respect of any claims, demands, suits, causes of action or proceedings against an Indemnitee based upon any act or omission related to an Indemnitee's service with, for, or on behalf of the Debtors.

         (ddd) "Indemnitee" means all parties who are entitled to assert Indemnification Rights pursuant to Article 8.6.

         (eee) "Initial Distribution Date" means the Effective Date.

         (fff) "Interests" means the equity interests in the Debtors, including, but not limited to, the Existing Securities and the common stock of Tectonic and any options, warrants, puts, calls, subscriptions or other similar rights or other agreements, commitments, or outstanding securities obligating any of the Debtors to issue, transfer, purchase, redeem, or sell any shares of capital stock or other securities, any claims arising out of any appraisal or dissenter's rights, any claims arising from rescission of a purchase, sale or other acquisition of any common stock or other equity security (or any right, claim, or interest in and to any common stock or equity security) of any of the Debtors, and any claims for damages or any other relief arising from any such purchase, sale, or other acquisition of such common stock or other equity security.

         (ggg) "Laurus" means Laurus Master Fund, Ltd.

         (hhh)  "Laurus   Complaint"  means  (a)  adversary   proceeding,   Case
no.05-06542 filed November 28, 2005, Northern District of Georgia, Atlanta Division, by Debtors against Laurus in the Bankruptcy Cases.

         (iii) "Laurus Settlement Agreement" means that certain Settlement Agreement and Mutual Release entered into as of February 15, 2006, by and among the Debtors and Prepetition Lender and the Agreement for Indemnification dated March 24, 2006 and related stipulations therewith all as approved by order of the Bankruptcy Court entered on the docket on April 13, 2006.

         (jjj) "Lien" has the meaning set forth in Section 101(37) of the Bankruptcy Code.

         (kkk) "New Common Stock" means the common stock, par value $0.01 per share, of the Reorganized Tectonic to be issued pursuant to the Plan.

         (lll) "New Capital" means the proceeds from the sale of the New Common Stock.

         (mmm) "Other Secured Claim" means a Secured Claim other than a Prepetition Lender Claim.

         (nnn) "Person" means an individual, corporation, partnership, joint venture, association, joint stock company, limited liability company, limited liability partnership, trust, estate, unincorporated organization, governmental unit (as defined in section 101(27) of the Bankruptcy Code) or other entity.

         (ooo) "Plan" means this Plan of Reorganization as the same may hereafter be amended or modified.

         (ppp) "Plan Supplement" means the forms of Amended By-Laws, Amended Certificate of Incorporation, and Confirmation Order, which shall be filed with the Bankruptcy Court on or before May 15, 2006, except with respect to the form of the Confirmation Order, which will filed on or before the date of the commencement of the hearing on the approval of the Disclosure Statement.

         (qqq) "Post-Confirmation Administrative Expenses" means costs and expenses incurred, after the Confirmation Date, in connection with the administration and consummation of this Plan, by the Debtors, the Reorganized Debtors, and professionals employed by the Debtor or the Reorganized Debtors, from the Confirmation Date through the Effective Date, including, without limitation, Post-Confirmation Professional Compensation and any costs or expenses incident to the ownership or disposition of any Asset.

         (rrr) "Post-Confirmation Professional Compensation" means claims for compensation earned, and reimbursement of expenses incurred, by attorneys or other professionals employed by the Debtors, the Reorganized Debtors, in connection with services rendered after the Confirmation Date with regard to the Retained Actions or Causes of Action, the distribution of funds to creditors, the administration of the cases, and any other aspect of implementation of this Plan.

         (sss) "Prepetition Credit Agreement" means that certain Security Agreement, dated as of January 10, 2005 by and among, inter alia, Debtors and Laurus, as amended, supplemented or otherwise modified from time to time, and all documents executed in connection therewith.

         (ttt) "Prepetition Lender Claims" means all Secured Claims arising under or pursuant to the Prepetition Credit Agreement, as Modified by the Laurus Settlement Agreement.

         (uuu) "Prepetition Lender" means Laurus.

         (vvv) "Priority Claim" means a claim entitled to priority under the provisions of section 507(a) of the Bankruptcy Code other than an Administrative Expense Claim or a Priority Tax Claim.

         (www) "Priority Tax Claim" means a Claim against the Debtors that is of a kind specified in section 507(a)(8) of the Bankruptcy Code.

         (xxx) "Pro Rata" means the ratio (expressed as a percentage) of the amount of an Allowed Claim in a Class to the aggregate amount of all Allowed Claims plus the Asserted Amount of all Disputed Claims in the same Class.

         (yyy) "Professional Compensation" means (1) any amounts that the Bankruptcy Court allows pursuant to section 330 of the Bankruptcy Code as compensation earned, and reimbursement of expenses incurred, by professionals employed by the Debtors and (2) any amounts the Bankruptcy Court allows pursuant to sections 503(b)(3) and (4) of the Bankruptcy Code in connection with the making of a substantial contribution to the Bankruptcy Cases.

         (zzz) "Record Date" means the date established in the Confirmation Order or any other order of the Bankruptcy Court for determining the identity of holders of Allowed Claims entitled to Distributions under this Plan. If no Record Date is established in the Confirmation Order, then the Record Date shall be the Confirmation Date.

         (aaaa) "Released Parties" means collectively, (i) all officers of each of the Debtors as of the Petition Date, all members of the boards of directors of each of the Debtors as of the Petition Date, and all employees of the Debtors as of the date of the hearing on the Disclosure Statement.

         (bbbb)   "Reorganized   Debtor"   or   "Reorganized   Debtors"   means,
individually, any Debtor and, collectively, all of the Debtors, in each case from and after the Effective Date.

         (cccc) "Reorganized Tectonic" means Tectonic from and after the Effective Date.

         (dddd) "Retained Actions" means all claims, Causes of Action, rights of action, suits and proceedings, whether in law or in equity, whether known or unknown, which any Debtor or any Debtors' Estate may hold against any Person, including, without limitation, (a) claims and Causes of Action brought prior to the Effective Date, (b) claims and Causes of Action against any Persons for failure to pay for products or services provided or rendered by any of the Debtors, (c) claims and causes of Action relating to strict enforcement of any of the Debtors' intellectual property rights, including patents, copyrights and trademarks, and (d) claims and Causes of Action seeking the recovery of any of the Debtors' or the Reorganized Debtors' accounts receivable or other receivables or rights to payment created or arising in the ordinary course of any of the Debtors' or the Reorganized Debtors' businesses, including, without limitation, claim overpayments and tax refunds; provided, however, that the foregoing shall not include claims explicitly released under this Plan or by Final Order of the Bankruptcy Court prior to the date hereof.

         (eeee) "Schedules" means, with respect to any Debtor, the Schedules of Assets and Liabilities, including any amendment thereto, such Debtor files in its Bankruptcy Case.

         (ffff) "Secured Claim" means a claim (as defined in section 101(5) of the Bankruptcy Code) against any Debtor to the extent secured by a Lien on any property of any Debtor to the extent of the value of said property as provided in section 506(a) of the Bankruptcy Code.

         (gggg) "Securities Act" means the Securities Act of 1933, as amended.

         (hhhh) "Subordinated Claim" means all Claims of Arol Wolford, Charlie McRoberts, Specsource.com, Inc., Charles Pechio, Laura Rogers, Theo Vanderboom, Sherwin Krug and any Unsecured Claim that is subordinated in priority to Allowed General Unsecured Claims pursuant to the provisions of section 510 of the Bankruptcy Code, the terms of this Plan, or other applicable law.

         (iiii) "Tectonic" means Tectonic Network, Inc.

         (jjjj) "Unimpaired" means, with respect to a Class of Claims or Interests, any Class that is not Impaired.

         (kkkk) "Unsecured Claim" means any Claim against any Debtor that is not a Secured Claim (though the definition "Unsecured Claim" includes any deficiency Claim), a Priority Claim, a Priority Tax Claim or an Administrative Claim,.

         (llll) "Unsecured Convenience Claim" means (a) any Allowed Unsecured Claim in an amount that is equal to or less than $1,000; or (b) any Allowed Unsecured Claim in an amount that is greater than $1,000 whose Holder has agreed in writing or by designation on their Ballot to reduce their Allowed Unsecured Claim to $1,000.

         (mmmm) "Solutions" means Tectonic Solutions, Inc., one of the Debtors.

1.2 Undefined Terms. A term used in the Plan and not defined herein, but that is defined in the Bankruptcy Code, has the meaning given to that term in the Bankruptcy Code.

1.3 Time. Whenever the time for the occurrence or happening of an event as set forth in this Plan falls on a day which is a Saturday, Sunday, or legal holiday under the laws of the United States of America or the State of Georgia, then the time for the next occurrence or happening of said event shall be extended to the next day following which is not a Saturday, Sunday, or legal holiday.

                                   ARTICLE II
               CLASSIFICATION OF CLAIMS AND INTERESTS; IMPAIRMENT

2.1 Summary. The categories of Claims and Interests set forth below classify all Claims against and Interests in the Debtors for all purposes of the Plan. A Claim or Interest shall be deemed classified in a particular Class only to the extent the Claim or Interest qualifies within the description of that Class and shall be deemed classified in a different Class to the extent that any remainder of such Claim or Interest qualifies within the description of such different Class.

A Claim or Interest is in a particular Class only to the extent that such Claim or Interest is Allowed in that Class and has not been paid or otherwise settled prior to the Effective Date. The treatment with respect to each Class of Claims and Interests provided for in this Article II (and any other rights expressly provided for elsewhere in this Plan) shall be in full and complete satisfaction, release and discharge of such Claims and Interests.

         For purposes of classification and treatment under this Plan, Claims against Tectonic and Solutions, respectively, are classified in a single class regardless of whether such Claims are assertable against one or more of Tectonic or Solutions. The Debtors do not believe that such classification or treatment adversely affects the rights of any Holder of a Claim. The Debtors do not intend, by so classifying Claims, to effect a substantive consolidation of any of the Debtors or their respective Estates. Rather, the separate corporate existence of each of the Debtors is preserved under the Plan in accordance with
Article 6.2 of the Plan. Notwithstanding the single classification and treatment, the Claims against Tectonic and Solutions, respectively, shall be deemed to be in a separate and distinct subclass for each respective Debtor for purposes of voting on, and determining acceptance of, the Plan.

          For  purposes  of  classification   and  treatment  under  this  Plan,
Interests in Tectonic and Solutions, respectively, are classified in two subclasses.

         The classification of Claims under this Plan is as follows:

Class        Designation                       Impairment       Entitled to Vote
-----        -----------                       ----------       ----------------
1            Other Secured Claims              Unimpaired       No
2            Priority Claims                   Unimpaired       No
3            Prepetition Lender Claim          Impaired         Yes
4            General Unsecured Claims          Impaired         Yes
5            Unsecured Convenience Claims      Impaired         Yes
6            Subordinated Claims               Impaired         No

         The classification of Interests under this Plan are as follows:

7A           Tectonic Interests                Impaired          No
7B           Solutions Interests               Unimpaired        No


2.2 Deemed Acceptance of Plan. Classes 1, 2, and 7B are Unimpaired under the Plan. Accordingly, pursuant to section 1126(f) of the Bankruptcy Code, Classes 1, 2, and 7B are deemed to accept the Plan and are not entitled to vote to accept or reject the Plan.

2.3 Deemed Rejection of Plan. The holders of Subordinated Claims in Class 6 and Interests in Class 7A will not receive or retain any property under the Plan, and, pursuant to section 1126(g) of the Bankruptcy Code, are deemed to reject the Plan, and, therefore, are not entitled to vote to accept or to reject the Plan.

                                   ARTICLE III
                       TREATMENT OF CLAIMS AND INTERESTS

3.1      Class 1 - Other Secured Claims

         (a) Classification: Class 1 consists of all Other Secured Claims. Each Allowed Other Secured Claim shall be deemed to be a separate and distinct subclass for purposes of voting on, and determining acceptance of, the Plan.

         (b) Treatment: The legal, equitable and contractual rights of the Holders of Class 1 Other Secured Claims are unaltered by the Plan. Unless the Holder of such Claim and the Debtors agree to a different treatment, each Holder of an Allowed Class 1 Other Secured Claim shall receive, in full and final satisfaction of such Allowed Class 1 Other Secured Claim, one of the following alternative treatments, at the election of the Debtors:

                  (1) the legal, equitable and contractual rights to which such Claim entitles the Holder thereof shall be reinstated and the Holder paid in accordance with such legal, equitable and contractual rights;

                  (2) the Debtors shall surrender all collateral securing such Claim to the Holder thereof, in full satisfaction of such Holder's Allowed Class 1 Other Secured Claim, without representation or warranty by or recourse against the Debtors or Reorganized Debtors; or

                  (3) such Allowed Class 1 Other Secured Claim will be otherwise treated in any other manner so that such Claim shall otherwise be rendered Unimpaired pursuant to section 1124 of the Bankruptcy Code.

Any default with respect to any Class 1 Other Secured Claim that occurred before or after the commencement of the Chapter 11 Case shall be deemed cured upon the Effective Date.

         (c) Voting: Class 1 is an Unimpaired Class, and the Holders of Allowed Class 1 Other Secured Claims are conclusively deemed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code. Therefore, the Holders of Claims in Class 1 are not entitled to vote to accept or reject the Plan.

3.2      Class 2 - Priority Claims

         (a) Classification: Class 2 consists of all Priority Claims other than Priority Tax Claims.

         (b) Treatment: The legal, equitable and contractual rights of the Holders of Class 2 Priority Claims are unaltered by the Plan. Unless the Holder of such Claim and the Debtors agree to a different treatment, each Holder of an Allowed Class 2 Priority Claim shall receive, in full and final satisfaction of such Allowed Class 2 Priority Claim, one of the following alternative treatments, at the election of the Debtors:

                  (1) to the extent then due and owing on the Effective Date, such Claim will be paid in full in Cash by the Debtors or the Reorganized Debtors on the Effective Date;

                  (2) to the extent not due and owing on the Effective Date, such Claim will be paid in full in Cash by the Debtors or the Reorganized Debtors when and as such Claim becomes due and owing in the ordinary course of business; or

                  (3) such Claim otherwise will be treated in any other manner so that such Claims shall otherwise be rendered Unimpaired pursuant to section 1124 of the Bankruptcy Code.

         (c) Voting: Class 2 is an Unimpaired Class, and the Holders of Class 2 Priority Claims are conclusively deemed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code. Therefore, the Holders of Claims in Class 2 are not entitled to vote to accept or reject the Plan.

3.3      Class 3 - Prepetition Lender Claim.

         (a) Classification: Class 3 consists of all Prepetition Lender Claims.

         (b) Treatment: The Holder of the Allowed Class 3 Prepetition Lender Claim shall receive any payments that the Prepetition Lender is entitled to under the Laurus Settlement Agreement and shall be entitled to such security and other rights as set forth in the Prepetition Credit Agreement as modified by the Laurus Settlement Agreement which shall be binding upon the Reorganized Debtors and the Assets revested in the Reorganized Debtors.

         (c) Voting: Class 3 is an Impaired Class. Therefore, the Holder of Claims in Class 3 is entitled to vote to accept or reject the Plan.

3.4      Class 4 - General Unsecured Claims.

         (a) Classification: Class 4 consists of all General Unsecured Claims.

         (b) Treatment: The Debtor shall make an initial payment on the Effective Date of $100,000 less any amounts necessary to pay Class 2 Priority Claims and Class 5 Unsecured Convenience Claims and four additional annual payments of $100,000 each payable on July 1, 2007, 2008, 2009, and 2010. Each Holder of an Allowed Class 4 Claim shall receive five (5) annual payments in the amount of that Holder's Pro-Rata share of each payment.

         (c) Voting: Class 4 is an Impaired Class, and pursuant to section 1126 of the Bankruptcy Code each Holder of an Allowed Class 4 General Unsecured Claim in entitled to vote to accept or reject the Plan.

3.5      Class 5 - Unsecured Convenience Claims

         (a)  Classification:  Class 5  consists  of all  Unsecured  Convenience
Claims.

         (b) Treatment:. After the later of (i) the Initial Distribution Date, and (ii) the date on which its Unsecured Convenience Claim becomes an Allowed Claim, each Holder of an Allowed Class 5 Unsecured Convenience Claim shall receive, in full and final satisfaction of such Holder's Allowed Class 5 Claim, a Cash payment in an amount equal to twenty-five percent (25%) of such Holder's Allowed Class 5 Unsecured Convenience Claim.

         (c) Voting: Class 5 in an Impaired Class. Pursuant to section 1126 of the Bankruptcy Code the Holders of Allowed Class 5 Unsecured Convenience Claims are each entitled to vote to accept or reject the Plan.

         (d) Convenience Class Election: Each Holder of an Unsecured Claim with an Allowed Claim of $ 1,000 or less may elect to be treated as a Holder of an Unsecured Convenience Claim by written agreement between the Holders and Debtors or by designation on their Ballot.

3.6      Class 6 - Subordinated Claims.

         (a) Classification: Class 6 consists of all Claims of Arol Wolford, Charlie McRoberts, and Specsource.Com, Inc. and all other Subordinated Claim.

         (b) Treatment: The Holders of Subordinated Claims will receive no distributions on account of their respective Claims and all rights with respect thereto will be cancelled and fully extinguished pursuant to, and on the Effective Date of, the Plan.

         (c) Voting: Class 6 is an Impaired Class. Pursuant to section 1126(g) of the Bankruptcy Code, Holders of Class 6 Subordinated Claims are conclusively deemed to reject the Plan and are not entitled to vote to accept or reject the Plan.

3.7      Class 7 - Interests.

         (a) Classification: Class 7A consists of all Interests in Tectonic; and Class 7B consists of all Interests in Solutions.

         (b)  Treatment:  Reorganized  Tectonic  shall  retain its  Interests in
Solutions. The Holders of Class 7A Interests in Tectonic will receive no distributions on account of such Interests and such Interests will be cancelled and fully extinguished pursuant to, and on the Effective Date of, the Plan.

         (c) Voting: With respect to Tectonic, Class 7A is an Impaired Class. Pursuant to section 1126(g) of the Bankruptcy Code, Holders of Class 7A Interests in Tectonic are deemed to reject the Plan and are not entitled to vote to accept or reject the Plan. With respect to Solutions, Class 7B is an Unimpaired Class, and the Holders of Class 7B Interests are conclusively deemed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code. Therefore, the Holder of Interests in Classes 7B is not entitled to vote to accept or reject the Plan.

         (d) 3.8 Special Provision Governing Unimpaired Claims. Except as otherwise provided in the Plan, nothing under the Plan is intended to, or shall affect, the Debtors' or Reorganized Debtors' rights and defenses in respect of any Claim that is Unimpaired under the Plan, including, but not limited to, all rights in respect of legal and equitable defenses to or setoffs or recoupment against such Unimpaired Claims.

                                   ARTICLE IV
                        TREATMENT OF UNCLASSIFIED CLAIMS

4.1 Summary. Pursuant to section 1123(a)(1) of the Bankruptcy Code, Administrative Expense Claims and Priority Tax Claims against the Debtors are not classified for purposes of voting on, or receiving distributions under, the Plan. Holders of such Claims are not entitled to vote on the Plan. All such Claims are instead treated separately in accordance with this Article IV and in accordance with the requirements set forth in section 1129(a)(9)(A) of the Bankruptcy Code.

4.2 Administrative Expense Claims. Subject to the provisions of sections 330(a) and 331 of the Bankruptcy Code, each Holder of an Allowed Administrative Expense Claim will be paid the full unpaid amount of such Allowed Administrative Expense Claim in Cash on the latest of (i) the Initial Distribution Date, (ii) the date such Claim becomes an Allowed Administrative Expense Claim, or (iii) upon such other terms as may be agreed upon by such Holder and Reorganized Debtors or otherwise upon order of the Bankruptcy Court; provided, however, that Allowed Administrative Expense Claims and Post-Confirmation Administrative Expenses representing obligations incurred by the Debtors in the ordinary course of business, or otherwise assumed by the Debtors on the Effective Date pursuant to the Plan, including any tax obligations arising after the Petition Date, will be paid or performed by Reorganized Debtors when due in accordance with the terms and conditions of the particular agreements or non-bankruptcy law governing such obligations.

4.3 Priority Tax Claims. Subject to all rights available to the Reorganized Debtors pursuant to section 505 of the Bankruptcy Code, and other applicable law, to seek determination or reduction or otherwise contest the Allowed Amount of Priority Tax Claims, jurisdiction of the Bankruptcy Court as to any Priority Tax Claim being expressly and specifically retained and preserved herein, each Holder of an Allowed Priority Tax Claim shall be paid, in full, on or before 6 years after the date of assessment of such Claim, through annual payments commencing on the Initial Distribution Date, which is projected to be July 1, 2006, and accruing interest at a rate of 8%. The amount of any Priority Tax Claim that is not an Allowed Claim or that is not otherwise due and payable on or prior to the Effective Date, and the rights of the Holder of such Claim, if any, to payment in respect thereof shall (i) be determined in the manner in which the amount of such Claim and the rights of the Holder of such Claim would have been resolved or adjudicated if the Bankruptcy Cases had not been commenced, (ii) survive after the Effective Date as if the Bankruptcy Cases had not been commenced, and (iii) not be discharged pursuant to Section 1141 of the Bankruptcy Code. In accordance with Section 1124 of the Bankruptcy

Code, the Plan leaves unaltered the legal, equitable, and contractual rights of each Holder of a Priority Tax Claim.

                                   ARTICLE V
             TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES

5.1 Assumption and Rejection of Executory Contracts and Unexpired Leases. On the Effective Date, all Executory Contracts and Unexpired Leases of any of the Debtors will be deemed rejected in accordance with the provisions and requirements of sections 365 and 1123 of the Bankruptcy Code, except those Executory Contracts or Unexpired Leases that (1) have been previously assumed by any Debtor pursuant to an order of the Bankruptcy Court, (2) are the subject of a motion filed by any Debtor to reject which is pending on the Effective Date,
(3) are identified as being assumed on a list to be filed by the Debtors with the Bankruptcy Court, and served on the non-debtor parties under the agreements listed thereon, no later than 10 (ten) Business Days prior to the last date for filing objections to confirmation of the Plan, or (4) are assumed pursuant to the terms of the Plan. Entry of the Confirmation Order by the Bankruptcy Court shall constitute approval of such assumptions and rejections pursuant to sections 365(a) and 1123 of the Bankruptcy Code. Each Executory Contract or Unexpired Lease that is assumed by any Debtor hereunder or pursuant to any order entered by the Bankruptcy Court shall be deemed to be assigned to Reorganized Debtors on the Effective Date.

5.2 Claims Based on Rejection of Executory Contracts or Unexpired Leases. All proofs of claim with respect to Claims arising from the rejection pursuant to the Plan of any Executory Contract or Unexpired Lease, if any, must be Filed with the Bankruptcy Court within thirty (30) days after the date of entry of an order by the Bankruptcy Court confirming the Plan and approving such rejection. Any Claims arising from the rejection of Executory Contracts or Unexpired Leases that become Allowed Claims are classified and shall be treated as Class 4 or Class 5 Unsecured Claims depending on the amount of the claim. Any Claims arising from the rejection of an Executory Contract or Unexpired Lease not filed within such times will be forever barred from assertion against the Debtors or Reorganized Debtors, the Estate and property of the Debtors or Reorganized Debtors unless otherwise ordered by the Bankruptcy Court or provided in this Plan.

5.3 Cure of Defaults for Executory Contracts and Unexpired Leases. Any Cure Amounts with respect to any Executory Contract or Unexpired Lease assumed by the Debtor shall be satisfied, pursuant to section 365(b)(1) of the Bankruptcy Code, by payment of the Cure Amount in Cash on the Initial Distribution Date, or as soon as is practicable after the Cure Amount is agreed to or determined by the Bankruptcy Court, or on such other terms as the parties to such Executory Contracts or Unexpired Leases may otherwise agree. In the event of a dispute regarding: (1) the existence of any default or the amount of any Cure Amount, (2) the ability of any Reorganized Debtor to provide "adequate assurance of future performance" (within the meaning of section 365 of the Bankruptcy Code) under the Executory Contract or Unexpired Lease to be assumed, or (3) any other matter pertaining to assumption, the payment of the Cure Amount required by section 365(b)(1) of the Bankruptcy Code shall be made following the entry of a Final Order resolving the dispute and approving the assumption. In the event the assumption is not approved, the contract or lease shall be rejected.

                                   ARTICLE VI
                        MEANS FOR IMPLEMENTATION OF PLAN

6.1 Continued Corporate Existence. Each of the Debtors will continue to exist after the Effective Date as a separate corporate entity, with all the powers of a corporation under applicable law in the jurisdiction in which each Debtor is incorporated and pursuant to its certificate of incorporation and bylaws or other organizational documents in effect prior to the Effective Date, except to the extent such certificate or articles of incorporation and bylaws or other organizational documents are amended by this Plan. On the Effective Date, the Debtors, at their option, shall have the express right to merge Tectonic Solutions, Inc. into Tectonic, dissolve Tectonic Solutions, Inc. or continue the existence of Tectonic Solutions, Inc. provided that Tectonic assume the obligations of Tectonic Solutions, Inc. under the Plan. The continued existence of Tectonic shall be without prejudice to any right to terminate such existence (whether by merger or otherwise) under applicable law after the Effective Date.

6.2 Pooling of Claims. As set forth in Article 2.1, the Plan provides for the pooling of Claims asserted against any of the Debtors for purposes of distributions under the Plan and not for voting purposes. For such limited purposes, on the Effective Date, (a) any obligation of any Debtor and all guaranties with respect to any Class of Claims or Interests executed by one or more of the other Debtors and any joint or several liability of any of the Debtors shall be treated as a single obligation, and any obligation of two or more Debtors, and all multiple Impaired Claims against Debtors on account of such joint obligations, shall be treated and Allowed only as a single Claim against the Debtors; and (b) each Claim filed in the Bankruptcy Cases of either Debtor shall be deemed a Claim against and an obligation of each of the Debtors. Such pooling will not (other than for purposes related to this Plan) (a) affect the legal and corporate structures of the Debtors or Reorganized Debtors, (b) affect intercompany Claims of Debtors against Debtors, which intercompany Claims shall survive entry of the Confirmation Order notwithstanding Article 8.2 of this Plan, and (c) affect Interests held by Tectonic in Solutions which Interests shall be retained by Tectonic.

6.3 Amended Certificate of Incorporation and Amended Bylaws. The Amended Certificate of Incorporation and Amended Bylaws of each of the other Reorganized Debtors shall be adopted as may be required in order that they are consistent with the provisions of this Plan and the Bankruptcy Code. The Amended
Certificate of Incorporation of Tectonic shall, among other things, (a) authorize the issuance of New Common Stock; and (b) provide, to the extent necessary to comply with section 1123(a)(6) of the Bankruptcy Code, for (i) a provision prohibiting the issuance of non-voting equity securities for a period of two (2) years from the Effective Date and, if applicable, (ii) a provision setting forth an appropriate distribution of voting power among classes of equity securities possessing voting power, including, in the case of any class of equity securities having a preference over another class of equity securities with respect to dividends, adequate provisions for the election of directors representing such preferred class in the event of default in the payment of such dividends. The form of the Amended Certificate of Incorporation and Bylaws of the Debtors, if any, will be attached to the Plan Supplement. Any modification to the certificates of incorporation as originally filed may be filed after the Confirmation Date and may become effective on or prior to the Effective Date.

6.4      Directors and Officers of Reorganized Debtors.

         (a) Officers. Subject to their employment contracts as assumed by this Plan and subject to the authority of the board of directors of the Reorganized Debtors, on the Effective Date (i) the term of the office of Chief Executive Officer will expire, the Chief Executive Officer shall serve in the offices of president and chief executive officer of the Reorganized Debtors until the next annual meeting of the stockholders of Reorganized Tectonic, or until a successor is elected and qualified; and (ii) all other existing senior officers of the Debtors in office on the Effective Date shall serve in their current capacities with the Reorganized Debtors after the Effective Date.

         (b) Directors of Tectonic and Solutions. On the Effective Date, the term of the current members of the board of directors will expire. The initial board of directors of Reorganized Tectonic from and after the Effective Date shall consist of 2 directors, who shall be Arol Wolford and Charlie McRoberts, with each such director to serve until the next annual meeting of the stockholders of Reorganized Tectonic, or until their successors are elected and qualified. The initial board of directors of Solutions from and after the Effective Date shall be Arol Wolford, with each such director to serve until the next annual meeting of the stockholders of Solutions, or until their successors are elected and qualified.

6.5 Employment, Indemnification, and Other Agreements, and Incentive Compensation Programs. After the Effective Date, the Reorganized Debtors shall each have the authority, consistent with the applicable agreements and their Amended Certificate of Incorporation and Amended Bylaws, to terminate, amend, or enter into employment, retirement, indemnification, and other agreements with their respective directors, officers, and employees and to terminate, amend, or implement incentive compensation plans, retirement income plans, welfare benefit plans, and other plans for employees.

6.6      Issuance of New Common Stock and Other Equity Interest.

         (a) New Common Stock. On the Effective Date, Tectonic will authorize the issuance of 100,000 shares of New Common Stock. Reorganized Tectonic will issue the New Common Stock in exchange for $100,000 in New Capital. The issuance of New Common Stock as described above will be exempt from registration under applicable securities laws pursuant to section 1145(a) of the Bankruptcy Code.

6.7 Cancellation of Existing Securities of Tectonic and Other Agreements. On the Effective Date, except as otherwise specifically provided for herein, (a) the Existing Securities and any other note, bond, indenture, or other instrument or document evidencing or creating any indebtedness or obligation of or ownership interest in the Debtors, except for the Interests of Tectonic in Solutions,, will be deemed to be fully and finally cancelled, (b) the obligations of, Claims against, and/or Interests in the Debtors under, relating, or pertaining to any agreements, indentures, certificates of designation, bylaws, or certificate or articles of incorporation or similar documents governing the Existing Securities and any other note, bond, indenture, or other instrument or document evidencing or creating any indebtedness or obligation of the Debtors, will be released and discharged, and (c), all Claims, Liens, charges, encumbrances, and rights related to any Claim or Interest, including, without limitation, those existing under the Prepetition Credit Agreement and any other documents, except to the extent specifically permitted under Articles 3.1 and
3.3 of the Plan, shall be terminated, null and void, and of no effect.

6.8 Corporate Action. Each of the matters provided for under this Plan involving the corporate structure of any Debtor or Reorganized Debtor or corporate action to be taken by or required of any Debtor or Reorganized Debtor shall be deemed to have occurred and be effective as provided herein, and shall be authorized, approved and, to the extent taken prior to the Effective Date, ratified in all respects without any requirement of further action by stockholders, creditors, or directors of any of the Debtors or the Reorganized Debtors.

6.9 Preservation of Causes of Action. In accordance with section 1123(b)(3) of the Bankruptcy Code, the Reorganized Debtors will retain and may (but are not required to) enforce all Retained Actions. The Debtors or the Reorganized Debtors, in their sole and absolute discretion, shall have the right to bring, settle, release, compromise, or enforce such Retained Actions (or decline to do any of the foregoing), without further approval of the Bankruptcy Court. The Reorganized Debtors or any successors may pursue such litigation claims in accordance with the best interests of the Reorganized Debtors or any successors holding such rights of action.

6.10 Exclusivity Period. The Debtors will retain the exclusive right to amend or modify their Plan, and to solicit acceptances of any amendments to or modifications of their Plan, through and until the Effective Date.

6.11 Effectuating Documents; Further Transactions. The Chief Executive Officer, or his respective designees, will be authorized to execute, deliver, file, or record such contracts, instruments, releases, indentures, and other agreements or documents, and take such actions as may be necessary or appropriate to effectuate and further evidence the terms and conditions of this Plan or to otherwise comply with applicable law. The secretary or assistant secretary of the Debtors will be authorized to certify or attest to any of the foregoing actions.

6.12     Exemption From Certain  Transfer Taxes and Recording Fees.  Pursuant to
section 1146(c) of the Bankruptcy Code, any transfers from a Debtor to a Reorganized Debtor or to any other Person or entity pursuant to this Plan, or any agreement regarding the transfer of title to or ownership of any of the Debtors' real or personal property will not be subject to any document recording tax, stamp tax, conveyance fee, intangibles or similar tax, mortgage tax, stamp act, real estate transfer tax, mortgage recording tax, Uniform Commercial Code filing or recording fee, or other similar tax or governmental assessment, and the Confirmation Order will direct the appropriate state or local governmental officials or agents to forego the collection of any such tax or governmental assessment and to accept for filing and recordation any of the foregoing instruments or other documents without the payment of any such tax or governmental assessment.

6.13 Further Authorization . The Reorganized Debtors shall be entitled to seek such orders, judgments, injunctions, and rulings as they deem necessary to carry out the intentions and purposes, and to give full effect to the provisions, of this Plan.

                                  ARTICLE VII
                                  DISTRIBUTIONS

7.1 Payment of Claims. Except as otherwise provided for in the Plan, on the Effective Date, or as soon as practicable thereafter, the Debtors or Reorganized Debtors shall make Distributions required under the Plan from the New Capital and other available funds to pay Administrative Expense Claims which are Allowed Claims, Claims for Professional Compensation as such Claims are Allowed by the Bankruptcy Court, all Allowed Class 1 Claims pursuant to Article 3.1, all Allowed Class 2 Claims pursuant to Article 3.2, all Allowed Class 3 Claims pursuant to Article 3.3, and all Allowed Class 5 Claims pursuant to Article 3.5.

7.2 Time of Distributions. Except as otherwise provided for in the Plan or ordered by the Bankruptcy Court, Distributions under this Plan shall be made on the Initial Distribution Date and on each Distribution Date thereafter.

7.3 No Interest on Claims or Interests. Unless otherwise specifically provided for in this Plan, the Confirmation Order, or a postpetition agreement in writing between the Debtors and a Holder, postpetition interest shall not accrue or be paid on Claims, and no Holder shall be entitled to interest accruing on or after the Filing Date on any Claim. Additionally, and without limiting the foregoing, interest shall not accrue or be paid on any Disputed
Claim in respect of the period from the Effective Date to the date a Final Distribution is made when and if such Disputed Claim becomes an Allowed Claim.

7.4 Surrender of Securities or Instruments. On or before the Effective Date, or as soon as practicable thereafter, each Holder of a Certificate shall surrender such Certificate to the Reorganized Debtors, and take all necessary steps to evidence such surrender and such Certificate shall be cancelled solely with respect to the Debtors and such cancellation shall not alter the obligations or rights of any non-Debtor third parties vis-a-vis one another to such instruments; provided, however, that this Article 7.4 shall not apply to any Other Secured Claims reinstated pursuant to Article 3.1 of this Plan or the Class 3 Claim of Laurus. No Distribution of property hereunder shall be made to or on behalf of any such Holder unless and until such Certificate is received by the Reorganized Debtors or the unavailability of such Certificate is reasonably established to the satisfaction of the Reorganized Debtors. Any Holder who fails to surrender or cause to be surrendered such Certificate, or fails to execute and deliver an affidavit of loss and indemnity reasonably satisfactory to the Reorganized Debtors prior to the second anniversary of the Effective Date, shall be deemed to have forfeited all rights and Claims in respect of such Certificate and shall not participate in any Distribution hereunder, and all property in respect of such forfeited Distribution, including any dividends or interest attributable thereto, shall revert to the Reorganized Debtors notwithstanding any federal or state escheat laws to the contrary.

7.5      Claims Administration Responsibility.

         (a) Reorganized Debtors. Subject to Article 8.3 herein, the Reorganized Debtors will have sole responsibility and authority for administering, disputing, objecting to, compromising, or otherwise resolving and making Distributions (if any) with respect to all Claims against in the Debtors.

         (b) Filing of Objections. Unless otherwise extended by the Bankruptcy Court, any objections to Claims shall be served and filed on or before the Claims Objection Deadline. Notwithstanding any authority to the contrary, an objection to a Claim shall be deemed properly served on the Holder if the Debtors or the Reorganized Debtors effect service in any of the following manners: (i) in accordance with Federal Rule of Civil Procedure 4, as modified and made applicable by Bankruptcy Rule 7004; (ii) to the extent counsel for a Holder is unknown, by first class mail, postage prepaid, on the signatory on the proof of claim or interest or other representative identified on the proof of claim or interest or any attachment thereto; or (iii) by first class mail, postage prepaid, on any counsel that has appeared on the Holder's behalf in the Bankruptcy Cases.

         (c) Determination of Claims. Except as otherwise agreed by the Debtors in writing or as set forth in this Plan, any Claim as to which a proof of claim was timely filed in the Bankruptcy Cases shall be determined and liquidated pursuant to a Final Order of the Bankruptcy Court (which determination has not been stayed, reversed or amended and as to which determination (or any revision, modification or amendment thereof) the time to appeal or seek review or rehearing has expired and as to which no appeal or petition for review or rehearing was filed, or if filed, remains pending) shall be deemed, to the extent applicable, an Allowed Claim, in such liquidated amount and satisfied in accordance with this Plan. Nothing contained in this Article 7.5 shall constitute or be deemed a waiver of any claim, right, or Cause of Action that the Debtors or the Reorganized Debtors may have against any Person in connection with or arising out of any Claim or Claims, including, without limitation, any rights under section 157(b) of title 28 of the United States Code.

7.6 Delivery of Distributions. Distributions to Holders of Allowed Claims shall be made by the Reorganized Debtors (a) at the addresses set forth on the proofs of claim filed by such Holders (or at the last known addresses of such Holders if no proof of claim is filed or if the Debtors have been notified in writing of a change of address), (b) at the addresses set forth in any written notices of address changes delivered to the Debtors or Reorganized Debtors after the date of any related proof of claim, or (c) at the addresses reflected in the Schedules if no proof of claim has been filed and the Debtors or Reorganized Debtors have not received a written notice of a change of address. If any Holder's Distribution is returned as undeliverable, no further Distributions to such Holder shall be made unless and until the Reorganized Debtors are notified of such Holder's then-current address, at which time all missed Distributions shall be made to such Holder without interest. Amounts in respect of undeliverable Distributions made in Cash shall be retained by the Reorganized Debtors until such Distributions are claimed. All Cash Distributions returned to the Reorganized Debtors and not claimed within six months of return shall be irrevocably retained by the Reorganized Debtors notwithstanding any federal or state escheat laws to the contrary. Upon such reversion, the claim of any Holder or its successors with respect to such property shall be discharged and forever barred notwithstanding any federal or state escheat laws to the contrary.

7.7      Procedures for Treating and Resolving Disputed and Contingent Claims.

         (a) No Distributions Pending Allowance. No payments or Distributions will be made with respect to any portion of a Disputed Claim unless and until all objections to such Disputed Claim have been settled or withdrawn or have been determined by a Final Order, and the Disputed Claim has become an Allowed Claim. All objections to Claims must be filed on or before the Claims Objection Deadline.

         (b) Distribution Reserve. The Reorganized Debtors, subject to the Laurus Settlement Agreement (the terms of which shall be considered as incorporated into the terms of this paragraph, and such incorporated terms shall govern in the case of any inconsistency with any other term of this paragraph), shall withhold cash in such amount as the Reorganized Debtors reasonably determine is necessary to enable them to make the Distributions required to be made to Class 4 Holders in the Bankruptcy Cases, when the allowance or disallowance of each Disputed Claim or other contingent claim, including any Claims arising from the rejection of any Executory Contract or Unexpired Lease, is ultimately determined. To the extent that the reserve is based on an amount as to any Disputed Claim that is less than the amount of the proof of claim filed with respect to such Disputed Claim, or the Disputed Claim is unliquidated, the Debtors shall file a list of such affected Disputed Claims with the Bankruptcy Court, which list shall be served on any affected Holders no later than 10 (ten) Business Days prior to the last date for filing objections to confirmation of the Plan.. Absent objection filed on or before the last date established for filing objections to confirmation of the Plan, the Debtors' estimation of each Disputed Claim for the purposes of the Distribution Reserve required by this Article shall be final. Any objections shall be determined by agreement of the Debtors or the Bankruptcy Court. The Reorganized Debtors also shall place in the Distribution Reserve any dividends, payments, or other Distributions made on account of, as well as any obligations arising from, the property initially withheld in the Distribution Reserve, to the extent that such property continues to be withheld in the Distribution Reserve at the time such Distributions are made or such obligations arise. The Holder shall not be entitled to receive or recover any amount in excess of the amount provided in the Distribution Reserve to pay such Claim. Nothing in this Plan or Disclosure Statement will be deemed to entitle the Holder of a Disputed Claim to postpetition interest on such Claim.

         (c) Distributions After Allowance. Promptly after a Disputed Claim becomes an Allowed Claim, the Reorganized Debtors, will distribute on the next succeeding Distribution Date, to the Holder thereof any Cash or other property that would have been distributed on the dates Distributions were previously made to Holders had such Allowed Claim been an Allowed Claim on such dates.

         (d) Deminimis Distributions. The Reorganized Debtors shall have no obligation to make a Distribution on account of an Allowed Claim from any Distribution Reserve or otherwise if the amount to be distributed to the specific holder of the Allowed Claim is or has a value less than $ 50.00.

7.8 Fractional Dollars . Any other provision of this Plan notwithstanding, payments of fractions of dollars will not be made. Any other provision of this Plan notwithstanding, the Reorganized Debtors shall not be required to make Distributions or payments of fractions of dollars. Whenever any payment of a fraction of a dollar under this Plan would otherwise be called for, the actual payment shall reflect a rounding of such fraction to the nearest whole dollar or share (up or down), with half dollars and fractions less than 1/2 being rounded down.

7.9 No Recourse. No Holder of any Disputed Claim shall have any recourse against the Debtors, the Estates, or the Reorganized Debtors, or any professionals employed by any of them, in the event any reserve established herein is insufficient to pay an Allowed Claim.

7.10 Withholding Taxes. The Debtors shall deduct any federal or state withholding taxes from any payments made with respect to Allowed Claims, as appropriate, and shall otherwise comply with section 346 of the Bankruptcy Code.

                                  ARTICLE VIII
                     EFFECT OF PLAN ON CLAIMS AND INTERESTS

8.1 Revesting of Assets. Except as otherwise explicitly provided in this Plan, on the Effective Date all property comprising the Estates (including Retained Actions, but excluding property that has been abandoned pursuant to an order of the Bankruptcy Court) shall revest in each of the Debtors that owned such property or interest in property as of the Filing Date, free and clear of all Claims, Liens, charges, encumbrances, rights, and Interests of creditors and equity security holders, except as specifically provided in the Plan. As of the Effective Date the Reorganized Debtors may operate their businesses and use, acquire, and dispose of property and settle and compromise Claims or Interests, without supervision of the Bankruptcy Court, free of any restrictions of the Bankruptcy Code or Bankruptcy Rules, other than those restrictions expressly imposed by this Plan and the Confirmation Order.

8.2 Discharge of the Debtors. Pursuant to section 1141(d) of the Bankruptcy Code, except as otherwise specifically provided in this Plan or in the Confirmation Order, the Distributions and rights that are provided in this Plan shall be in complete satisfaction, discharge, and release, effective as of the Confirmation Date (but subject to the occurrence of the Effective Date), of Claims and Causes of Action, whether known or unknown, against, liabilities of, Liens on, obligations of, rights against, and Interests in, the Debtors or any of their assets or properties, regardless of whether any property shall have been distributed or retained pursuant to this Plan on account of such Claims, rights, and Interests, including, but not limited to, Claims and Interests that arose before the Confirmation Date, any liability (including withdrawal liability) to the extent such Claims relate to services performed by employees of the Debtors prior to the Filing Date and that arise from a termination of employment or a termination of any employee benefit program, regardless of whether such termination occurred prior to or after the Confirmation Date, and all debts of the kind specified in sections 502(g), 502(h) or 502(i) of the Bankruptcy Code, in each case whether or not (a) a proof of claim or interest based upon such Claim, debt, right, or Interest is filed or deemed filed under section 501 of the Bankruptcy Code, (b) a Claim or Interest based upon such Claim, debt, right, or Interest is allowed under section

502 of the Bankruptcy Code, or (c) the Holder of such a Claim, right, or Interest accepted this Plan. The Confirmation Order shall be a judicial determination of the discharge of all Claims against and Interests in the Debtors, subject to the Effective Date occurring.

8.3 Compromises and Settlements. In accordance with Article7.5 of this Plan, but subject to the rights of the Prepetition Lender under the Laurus Settlement Agreement, pursuant to Bankruptcy Rule 9019(a), the Debtors may compromise and settle various (a) Claims against them and (b) Causes of Action that they have against other Persons up to and including the Effective Date. After the Effective Date, such right shall pass to the Reorganized Debtors as contemplated in Article 8.1 of this Plan, without the need for further approval of the Bankruptcy Court.

8.4 Release by Debtors of Certain Parties. Pursuant to section 1123(b)(3) of the Bankruptcy Code effective as of the Effective Date, and subject to the terms of the Ad Hoc Committee Stipulation which shall be incorporated herein and in the event of any conflict with the Plan control, each Debtor, in its individual capacity and as a debtor-in-possession for and on behalf of its Estate, shall release and discharge and be deemed to have conclusively, absolutely, unconditionally, irrevocably, and forever released and discharged all Released Parties for and from any and all claims or Causes of Action existing as of the Effective Date in any manner arising from, based on or relating to, in whole or in part, the Debtors, the subject matter of, or the transactions or events giving rise to, any Claim or Interest that is treated in this Plan, the business or contractual arrangements between any Debtor or any Released Party, the restructuring of Claims and Interests prior to or in the Bankruptcy Cases, or any act, omission, occurrence, or event in any manner related to any such Claims, Interests, restructuring, or the Bankruptcy Cases. The Reorganized Debtors, and other potential representative of the Estates shall be bound, to the same extent the Debtors are bound, by all of the releases set forth above.

8.5 Setoffs. The Debtors may, but shall not be required to, set off against any Claim, the payments or other Distributions to be made pursuant to this Plan in respect of such Claim against claims of any nature whatsoever that the Debtors may have against such Holder; but neither the failure to do so nor the allowance of any Claim hereunder shall constitute a waiver or release by the Debtors or the Reorganized Debtors of any such claim that the Debtors or the Reorganized Debtors may have against such Holder.

8.6 Indemnification Obligations. In satisfaction and compromise of the Indemnitees' Indemnification Rights: (a) all Indemnification Rights shall be released and discharged on and as of the Effective Date, except for the obligations of the Debtors and Reorganized Debtors to indemnify Laurus pursuant to the Prepetition Credit Agreement and the Laurus Settlement Agreement and Continuing Indemnification Rights for present officers, directors, employees, advisors, attorneys, representatives, financial advisors, investment bankers, or agents and any of such parties' successors and assigns (which shall remain in full force and effect to the fullest extent allowed by law or contract on and after the Effective Date and shall not be modified, reduced, discharged, or otherwise affected in any way by the Bankruptcy Cases).

8.7      Injunctions. The satisfaction,  release, and discharge pursuant to this
Article VIII shall act as a bar and permanent injunction against any Person commencing or continuing any action, employment of process, or act to collect, offset, or recover any Claim or Cause of Action satisfied, released, or discharged under this Plan to the fullest extent authorized or provided by the Bankruptcy Code, including, without limitation, to the extent provided for or authorized by sections 524 and 1141 thereof effective as of the Effective Date, this Plan constitutes an injunction and shall specifically include an injunction against any demand or request for, or prosecution, enforcement or effecting of, and a release of, any action, cause of action, suit, debt, due, sum of money, account, reckoning, bond, bill, specialty, covenant, contract, controversy, agreement, promise, variance, trespass, damages, judgment, extent, execution, setoff, recoupment, claim or demand whatsoever, in law, admiralty or equity, which arises from or is based on or related to the Asset Purchase Agreement dated as of October 3, 2005 between the Debtors and Boston Equities Corporation, any amendment thereof, or any payment in relation thereto, which might otherwise have been brought, prosecuted, enforced, sought, or effected by or on behalf of any of Boston Equities Corporation, any employee, owner or affiliate thereof, or any of their successors, creditors, designees, assigns, agents or representatives, including, without limitation, the estate of any of the foregoing created or to be created at any time by or in a bankruptcy case or any similar proceeding or case filed by or against such entity, or any fiduciary, agent or other representative of such estate, case or proceeding; provided, however, that any Cause of Action or any Claim that may be brought by either of the Debtors or the Reorganized Debtors against Boston Equities Corporation or its successors or assigns shall not be released hereby.

8.8      Effect of Confirmation.

         (a) Binding Effect. On the Confirmation Date the provisions of the Plan shall be binding on the Debtors, the Estates, all Holders of Claims against or Interests in the Debtors, whether or not such Holders are Impaired and whether or not such Holders have accepted the Plan. and on all other parties-in-interest.

         (b) Effect of Confirmation on Automatic Stay. Except as provided otherwise in this paragraph, from and after the Effective Date, the automatic stay of section 362(a) of the Bankruptcy Code shall terminate.

         (c) Filing of Reports. The Reorganized Debtors shall file all reports and pay all fees required by the Bankruptcy Code, Bankruptcy Rules, U.S. Trustee guidelines, and the rules and orders of the Bankruptcy Court.

         (d) Post-Confirmation Date Retention of Professionals. Upon the Confirmation Date, any requirement that professionals comply with sections 327 through 331 of the Bankruptcy Code in seeking retention or compensation for services rendered after such date will terminate, and the Debtors and Reorganized Debtors will employ and pay professionals in the ordinary course of business.

8.9 Reservation of Rights of the Estates. All Retained Actions of any kind or nature whatsoever, against third parties arising before the Confirmation Date, whether known or unknown and regardless of whether the existence of same has been disclosed, that have not been disposed of prior to the Confirmation Date including, without limitation, Avoidance Actions, shall be preserved for the benefit of the Estates.

                                   ARTICLE IX
           RETENTION AND SCOPE OF JURISDICTION OF THE BANKRUPTCY COURT

9.1 Retention of Jurisdiction. Subsequent to the Effective Date, the Bankruptcy Court shall have or retain jurisdiction for the following purposes:

         (a) To adjudicate objections concerning the allowance, priority or classification of claims and any subordination thereof, including, without limitation, all rights available to the Reorganized Debtors pursuant to section 505 of the Bankruptcy Code, and other applicable law, to seek determination or reduction or otherwise contest the Allowed Amount of Priority Tax Claims, jurisdiction of the Bankruptcy Court as to any such Priority Tax Claim being expressly and specifically retained and preserved herein, and to establish a date or dates by which objections to claims must be filed to the extent not established herein;

         (b)  To  liquidate   the  amount  of  any  disputed,   contingent,   or
unliquidated claim, to estimate the amount of any disputed, contingent, or unliquidated claim, to establish the amount of any reserve required to be withheld from any distribution under the Plan on account of any disputed, contingent, or unliquidated claim, and to resolve any objection to a settlement of a disputed, contingent, or unliquidated claim;

         (c) To resolve all matters related to the rejection, and assumption and/or assignment, of any Executory Contract or Unexpired Lease of the Debtors;

         (d) To hear and rule upon all Retained Actions, Avoidance Actions, and other Causes of Action commenced and/or pursued by the Debtors and/or the Reorganized Debtors;

         (e)  To  hear  and  rule  upon  all   applications   for   Professional
Compensation;

         (f) To remedy any defect or omission or reconcile any inconsistency in the Plan, as may be necessary to carry out the intent and purpose of the Plan;

         (g) To construe or interpret  any  provisions in this Plan and to issue
such  orders  as  may  be  necessary  for  the  implementation,   execution  and
consummation of the Plan, to the extent authorized by the Bankruptcy Code;

         (h) To adjudicate controversies arising out of the administration of the Estates or the implementation of this Plan;

         (i) To make such determinations and enter such orders as may be necessary to effectuate all the terms and conditions of the Plan, including the Distribution of funds from the Estates and the payment of claims;

         (j) To determine any suit or proceeding brought by the Debtors and/or the Reorganized Debtors to recover property under any provisions of the Bankruptcy Code;

         (k) To hear and determine any tax disputes concerning the Debtors and to determine and declare any tax effects under the Plan;

         (l) To determine such other matters as may be provided for in the Plan or the Confirmation Order or as may be authorized by or under the provisions of the Bankruptcy Code;

         (m) To determine any controversies, actions or disputes that may arise under the provisions of this Plan, or the rights, duties or obligations of any Person under the provisions of this Plan; and

         (n) To enter a Final Decree.

9.2 Alternative Jurisdiction. In the event that the Bankruptcy Court is found to lack jurisdiction to resolve any matter, then the District Court shall hear and determine such matter. If the District Court does not have jurisdiction, then the matter may be brought before any court having jurisdiction with regard thereto.

9.3 Final Decree. The Bankruptcy Court may, upon application of the Reorganized Debtors after Designated Notice, at any time on or after 120 days after the first Distribution of Cash, enter a Final Decree in these cases, notwithstanding the fact that additional funds may eventually be distributed to parties in interest. In such event, the Bankruptcy Court may enter an Order closing these cases pursuant to section 350 of the Bankruptcy Code, provided, however, that: (a) the Reorganized Debtors shall continue to have the rights, powers, and duties set forth in this Plan; (b) any provision of this Plan requiring the absence of an objection shall no longer be required, except as otherwise ordered by the Bankruptcy Court; and (c) the Bankruptcy Court may from time to time reopen the Bankruptcy cases if appropriate for any of the following purposes: (1) administering Assets; (2) entertaining any adversary proceedings, contested matters or applications the Debtors have brought or bring with regard to the liquidation of Assets and the prosecution of Causes of Action; (3) enforcing or interpreting the Plan or supervising its implementation; or (4) for other cause.

                                   ARTICLE X
                            MISCELLANEOUS PROVISIONS

10.1     Modification  of the Plan. The Debtors may modify this Plan pursuant to section 1127 of the Bankruptcy Code and as herein provided, to the extent applicable law permits. The Debtors may modify the Plan, before or after confirmation, without notice or hearing, or after such notice and hearing as the Bankruptcy Court deems appropriate, if the Bankruptcy Court finds that the modification does not materially and adversely affect the rights of any parties in interest which have not had notice and an opportunity to be heard with regard thereto. In the event of any modification on or before confirmation, any votes to accept or reject the Plan shall be deemed to be votes to accept or reject the Plan as modified, unless the Bankruptcy Court finds that the modification materially and adversely affects the rights of parties in interest which have cast said votes. The Debtors reserve the right in accordance with section 1127 of the Bankruptcy Code to modify this Plan at any time before the Confirmation Date.

10.2 Applicable Law. Except to the extent that the Bankruptcy Code or the Bankruptcy Rules are applicable, the rights and obligations arising under this Plan shall be governed by the laws of the State of Georgia.

10.3     Preparation  of Estates'  Returns  and  Resolution  of Tax Claims.  The
Debtors shall file all tax returns and other filings with governmental authorities and may file determination requests under section 505(b) of the Bankruptcy Code to resolve any Disputed Claim relating to taxes with a governmental authority.

10.4 Headings. The headings of the Articles and the Sections of this Plan have been used for convenience only and shall not limit or otherwise affect the meaning thereof.

10.5 Revocation of Plan. The Debtors reserve the right, unilaterally and unconditionally, to revoke and/or withdraw the Plan at any time prior to entry of the Confirmation Order, and upon such revocation and/or withdrawal the Plan shall be deemed null and void and of no force and effect.

10.6 Confirmation of Plans for Separate Debtors. In the event the Debtors are unable to confirm this Plan with respect to all Debtors, the Debtors reserve the right, unilaterally and unconditionally, to proceed with the Plan with respect to any Debtor for which the confirmation requirements of the Bankruptcy Code are met.

10.7 No Admissions; Objection to Claims. Nothing in this Plan shall be deemed to constitute an admission that any individual, corporation, partnership, trust, venture, governmental unit, or any other form of legal entity as being the holder of a claim is the Holder of an Allowed Claim, except as expressly provided in this Plan. The failure of the Debtors to object to or examine any claim for purposes of voting shall not be deemed a waiver of the Debtors' rights to object to or reexamine such Claim in whole or in part.

10.8 No Bar to Suits. Neither this Plan nor confirmation hereof shall operate to bar or estop the Debtors or Reorganized Debtors from commencing any Cause of Action, or any other legal action against any Holder of a Claim or any individual, corporation, partnership, trust, venture, governmental unit, or any other form of legal entity, whether such Cause of Action, or any other legal action arose prior to or after the Confirmation Date, and whether or not the existence of such Cause of Action or any other legal action was disclosed in any disclosure statement filed by the Debtors in connection with this Plan.

                                   ARTICLE XI
              REQUEST FOR CONFIRMATION PURSUANT TO Section 1129(b)

If all requirements for Confirmation are met except the provisions of section 1129(a)(8) of the Bankruptcy Code, the Debtors request that the Plan be confirmed pursuant to section 1129(b) of the Bankruptcy Code with respect to Classes 6 and 7A and any other Impaired Class not accepting the Plan.

         Dated this 22nd day of May, 2006.

                                             Tectonic Network, Inc.; and
                                             Tectonic Solutions, Inc.

                                             LAMBERTH, CIFELLI, STOKES
                                                 & STOUT, P.A.

                                             By: /s/Gregory D. Ellis
                                                --------------------
3343 Peachtree Road, N.E., Ste. 550          Gregory D. Ellis
Atlanta, GA 30326                            (Ga. Bar No.245310)
(404) 262-7373
                                             Tectonic Network , Inc.

                                             By:      /s/ Arol Wolford
                                                ----------------------
                                             Title:      Chief Executive Officer
                                                   -----------------------------

                                             Tectonic Solutions, Inc.

                                             By:      /s/ Arol Wolford
                                                ----------------------
                                             Title:      Chief Executive Officer
                                                   -----------------------------

                              APPENDIX "B" FOLLOWS


Priority Claims

Proof (P)                                                              Agreed                   Basis for
Scheduled (S)     Creditor Name     Amount           Amount                         Dispute
-------- ------------------------------------- ------------------- -------------------- ----------------------------
P        Marinsoft                             $75,000.00          0.00                 Rescinded Per Court order
-------- ------------------------------------- ------------------- -------------------- ----------------------------
P        Internal Revenue Service              $415,477.68         0.00                 Returns and taxes paid by
                                                                                        Operating Subsidiaries
-------- ------------------------------------- ------------------- -------------------- ----------------------------
P        Georgia Dept of Revenue               $20,931.26          $20,931.26           N/A
-------- ------------------------------------- ------------------- -------------------- ----------------------------


        Class 4 General Unsecured Claims

--------------------- ----------------------------------- ------------------ -------------------- ----------------------------
Proof (P)             Creditor Name                       Amount             Agreed Amount        Basis for Dispute
Scheduled (S)
--------------------- ----------------------------------- ------------------ -------------------- ----------------------------
P                     Boston Equities Corporation         $1,800,000         0.00                 No Legal Basis for Claim
--------------------- ----------------------------------- ------------------ -------------------- ----------------------------
P                     ABGI Corp. as Assignee of CMYK      $220,536.13        $220,536.13          N/A
                      Graphics, inc.
--------------------- ----------------------------------- ------------------ -------------------- ----------------------------
P                     Main Street Bank                    $125,009.44        0.00                 Stock Claim
--------------------- ----------------------------------- ------------------ -------------------- ----------------------------
P                     Laurus Master Fund, Ltd.            $120,000.00        $120,000.00          N/A
--------------------- ----------------------------------- ------------------ -------------------- ----------------------------
S                     John White                          $100,000.00        $100,000.00          N/A
--------------------- ----------------------------------- ------------------ -------------------- ----------------------------
P                     Nelson-McLean, LLC                  $80,044.42         $70,529.34           Limited by 11 U.S.C.
                                                                                                  Section 502
--------------------- ----------------------------------- ------------------ -------------------- ----------------------------
S                     RCMS Group                          $65,000.00         $65,000.00           N/A
--------------------- ----------------------------------- ------------------ -------------------- ----------------------------
P                     BDO Seidman                         $57,872.50         $57,872.50           N/A
--------------------- ----------------------------------- ------------------ -------------------- ----------------------------
P                     Winston Tire Corp                   $50,000.00         0.00                 Unliquidated
                                                                                                  No Preference Liability
                                                                                                  Claim Not Signed
--------------------- ----------------------------------- ------------------ -------------------- ----------------------------
S                     Duke Realty Corp                    $48,668.00         $48,668.00           N/A
--------------------- ----------------------------------- ------------------ -------------------- ----------------------------
P                     C. Ames Byrd                        $25,000.00         0.00                 Stock Claim
                      Donna M. Byrd
--------------------- ----------------------------------- ------------------ -------------------- ----------------------------
P                     Filed Claims under $25,000 Not      $69,842.15         Unknown              Unknown
                      Analyzed
--------------------- ----------------------------------- ------------------ -------------------- ----------------------------
S                     Scheduled Claims Between $1,000     $400,669.03        Unknown              Unknown
                      and $25,000
--------------------- ----------------------------------- ------------------ -------------------- ----------------------------

         Total Estimate                                              $1,000,000


        Class 5 Convenience Claims

--------------------- ------------------------ ------------------- -------------------- ----------------------------
Proof (P)             Creditor Name            Amount              Agreed Amount        Basis for Dispute
Scheduled (S)
--------------------- ------------------------ ------------------- -------------------- ----------------------------
S                     Scheduled Claims under   $93,989.58          Unknown              Unknown
                      $1,000
--------------------- ------------------------ ------------------- -------------------- ----------------------------


        Class 6 Subordinated Claims



--------------------- ------------------------ ------------------- -------------------- ----------------------------
Proof (P)             Creditor Name            Amount              Agreed Amount        Basis for Dispute
Scheduled (S)
--------------------- ------------------------ ------------------- -------------------- ----------------------------
S                     Specsource.com           $143,000.00         0.00                 Subordinated
--------------------- ------------------------ ------------------- -------------------- ----------------------------
S                     Arol Wolford             $360,000.00         0.00                 Subordinated
--------------------- ------------------------ ------------------- -------------------- ----------------------------
S                     Charles Pechio           $259,099.89         0.00                 Subordinated
--------------------- ------------------------ ------------------- -------------------- ----------------------------


                               Totals                   $762,100.00

                              Appendix "D" Follows



Tectonic Network, Inc.
Profit (Loss)
Statements

                                                                     Q4                                             Q1
                                                                   ----                                           ----
                               Apr-05    May-05      Jun-05        Total      Jul-05     Aug-05       Sep-05      Total


Revenue                         99,872    97,019     181,176      378,067      37,430     71,903       29,953     139,287

Returns                                    1,421         413        1,834        (63)                       -        (63)

                             --------------------------------------------   ---------------------------------------------

Net Revenue                     99,872    98,440     181,589      379,900      37,367     71,903       29,953     139,224

Cost of Goods
Sold                                       5,000     390,177      395,177       2,370      4,359        3,133       9,862

                             --------------------------------------------   ---------------------------------------------
Net-Net
Revenue                         99,872    93,440   (208,589)     (15,277)      34,998     67,544       26,820     129,362

                             --------------------------------------------   ---------------------------------------------

     Salaries                  394,916   350,086     296,808    1,041,811     352,607    201,731      179,230     733,568

     Employee Benefits:

     Payroll Taxes              27,332    22,742      22,428       72,503      18,271     14,370       11,604      44,245

     Fringe Benefits            37,482    29,640      25,106       92,228      26,799     17,273        3,998      48,071

                             --------------------------------------------   ---------------------------------------------

                Sub-Total
     Benefits                   64,814    52,382      47,534      164,730      45,070     31,643       15,602      92,316

                             --------------------------------------------   ---------------------------------------------
     Total Personnel
     Expenses                  459,730   402,469     344,342    1,206,541     397,677    233,374      194,832     825,883

Advertising &
Marketing

     Marketing                   7,315    17,716       9,494       34,525         934      2,360          195       3,490

     Trade Show                 26,477    23,132      14,592       64,201         843                  10,348      11,191

                             --------------------------------------------   ---------------------------------------------




          Sub-Total Adv &
     Mktg                       33,793    40,848      24,086       98,726       1,778      2,360       10,543      14,681

Consultants &
Outside Services

     Contract Services                                14,619       14,619           -                       -           0

     Legal Services             74,123    37,381     106,661      218,165      84,304      2,876       40,227     127,407

     Financial Services         14,537    26,151      57,169       97,857           -      7,740       34,974      42,714

     Professional Services       (708)    27,382     233,447      260,122      21,698     33,752       35,005      90,454

                             --------------------------------------------   ---------------------------------------------
        Sub-Total Outside
     Serv                       87,952    90,915     411,897      590,764     106,001     44,368      110,206     260,575


Rent & Occup                    38,449    45,740     407,722      491,911      42,777     49,881       40,176     132,834

Telephone /
Online                          14,389    10,984      32,118       57,491      11,282     16,025       23,825      51,132


Travel Expenses                 59,542    38,373      45,558      143,472      25,647     16,214        8,973      50,833

Other Expenses

     Supplies                    4,078     2,131       2,514        8,724         644        173        1,794       2,611

     Recruiting                    148     1,923                    2,070           -                       -           0

     Moving Expenses                         535                      535           -                       -           0

     Processing Fees             8,597     1,424      92,377      102,398      45,337     52,009      163,664     261,010

     Copier Rental               1,732     2,174         615        4,521         480        233          596       1,309

     Insurance/Taxes/License        43     8,095       1,159        9,297      25,995     47,103        5,855      78,953

     Computer Expense           19,646    15,961       (259)       35,347       2,395      5,345       13,651      21,391

     Employee Recognition                    101                      101          54                       -          54

     Meetings/Training           3,994     3,438       2,434        9,866         930        378          468       1,776




     Training                                                           0           -                       -           0

     Donations                                                          0           -       (62)                     (62)

     Association Dues            3,576                   859        4,435           -                       -           0

     Provision for bad debts    29,177    12,977       7,690       49,844      51,591     24,417       59,878     135,887

     Postage & Shipping          5,488     1,276       3,558       10,322       1,566      1,977        2,959       6,502

     Miscellaneous                 212     2,918    (12,462)      (9,332)                                               0

     Franchise & Use Taxes                                              0      15,067                  36,494      51,562

                             --------------------------------------------   ---------------------------------------------
             Sub-Total Other
     Expenses                   76,691    52,954      98,484      228,129     144,059    131,635      285,298     560,992

                             --------------------------------------------   ---------------------------------------------
             Total Operating
     Expenses                  770,545   682,282   1,364,207    2,817,035     729,221    493,857      673,853   1,896,931

                             --------------------------------------------   ---------------------------------------------

     EBITDA                  (670,674) (588,842) (1,572,795)  (2,832,312)   (694,223)  (426,313)    (647,033) (1,767,569)
                             ============================================   =============================================

     Other Income &
     Expenses                   51,748  (11,808)   4,534,135    4,574,075      28,055     21,882    1,394,637   1,444,573

     Depreciation                9,185     8,341      52,467       69,993       3,283      3,325        3,324       9,932

     Amortization              116,444   116,444     116,444      349,331           -          -            -           0

                             --------------------------------------------   ---------------------------------------------

     NIBT                    (848,051) (701,819) (6,275,840)  (7,825,710)   (725,561)  (451,519)  (2,044,993) (3,222,074)
                             ============================================   =============================================

                              Appendix "E" Follows


                                           Statement of Financial Affairs
                                                        3(b)
                                                                                                       Amount Still
                                                                                                       ------------
Name and Address of Insider        Relationship             Dates of Payment          Amount Paid         Owing
---------------------------        ------------             ----------------         -------------        -----

Arol R. Wolford
1034 Virginia
Avenue, Unit 4
Atlanta, GA  30306            President and CEO
---------------------------- ------------------------- ---------------------------- ------------------ ---------------
Salary                                                 12 months ended              $90,000.00
                                                       September 30, 2005
                                                       12 months ended
Bonus                                                  September 30, 2005           $90,000.00
Repayment of
SpecSource.com, Inc.
loan (majority owned
by Arol Wolford)                                       March 9, 2005                $390,000.00         $143,000.00
Repayment of
Promissory Note                                        March 3, 2005                $96,356.16



Sherwin Krug
4674 Chardonnay
Court
Dunwoody, GA
30338                        CFO
---------------------------- ------------------------- ---------------------------- ------------------ ---------------
Salary                                                 12 months ended              $160,000.00
                                                       September 30, 2005
Bonus Fiscal 2004                                      March 3, 2005                $73,547.95
Bonus Fiscal 2005                                      March 18, 2005               $150,000.00
Repayment of
Promissory Note                                        March 3, 2005                $56,123.29

John McRoberts
4109 Old Leeds
Lane
Birmingham, AL
35213                        Director
---------------------------- ------------------------- ---------------------------- ------------------ ---------------
Repayment of Promissory                                March 3, 2005                $139,726.03
Note

Charlie A.
McRoberts
7405 Princeton
Trace
Atlanta, GA  30328           Director and Employee
----------------------------                                                                           ---------------




Base salary and
commission                                             12 months ended
                                                       September 30, 2005           $75,653.00

                                                       12 months ended
Commissions                                            September 30, 2005           $57,850.00
Bonus Fiscal 2004                                      March 3, 2005                $23,777.00
Bonus Fiscal 2005                                      March 18, 2005               $7,543.00

Pecchio, Charles Jr.
15 Reynolds Lane
Kingston, GA  30145          Former Chairman
---------------------------- -------------------------                                                 ---------------
Salary                                                 6 months ended March         $45,000.00
                                                       31, 2005
                                                       6 months ended March
Bonus                                                  31, 2005                     $45,000.00
                                                       3 months ended June
Employee Non-compete                                   30, 2005                     $45,724.00          $304,824.30

Laura C. Rogers,
1125 Windsor Place
Circle
Grayson, GA  30017           Director
---------------------------- -------------------------                                                 ---------------
Directors Fees                                         April 7 and May 12,          $2,000.00
                                                       2005

Theo P.
VanderBoom
4160 Poplar Spring
Ct.
Norcross, GA 30092           Director
---------------------------- -------------------------                                                 ---------------
Directors Fees                                         April 7 and May 12,          $2,000.00
                                                       2005                         $1,572,606.63       $447,824.30



   None    b. If the debtor is a corporation, list all officers and directors of
   |_|     the  corporation,  and each  stockholder  who directly or  indirectly owns,  controls,  or holds 5 percent  or more of the voting or equity securities of the corporation.

                                                                                         NATURE AND
                                                                                         PERCENTAGE OF
                                                                                         STOCK
NAME AND ADDRESS                                      TITLE                              OWNERSHIP
John R. McRoberts                                     Director                           7.1%
4109 Old Leeds Lane
Birmingham, AL 35213

Arol R. Wolford                                       President, CEO and Director        24.9%
1034 Virginia Ave Unit 4
Atlanta, GA 30306

Charlie A. McRoberts                                  Director                           7.6%
7405 Princeton Trace
Atlanta, GA 30328

Charles Pecchio, Jr.                                  Former Chairman                    5.7%
15 Reynolds Lane
Kingston, GA 30145

Laura C. Rogers                                       Director                           0%
1125 Windsor Place Circle
Grayson, GA 30017

Theo P. VanderBoom                                    Director                           0%
4160 Poplar Spring Ct
Norcross, GA 30092

Sherwin Krug                                          CFO                                0%
4674 Chardonnay Court
Atlanta, GA 30338

           22. Former partners, officers, directors and shareholders

   None    a. If the debtor is a partnership, list each member who withdrew from
   |X|     the   partnership   within  one  year   immediately   preceding   the
           commencement of this case.

                                                                                                  DATE OF
NAME                                         ADDRESS                                              WITHDRAWAL

   None    b. If the debtor is a  corporation,  list all officers,  or directors
   |_|     whose  relationship  with the corporation  terminated within one year immediately preceding the commencement of this case.

NAME AND ADDRESS                                      TITLE                              DATE OF TERMINATION
Charles Pecchio, Jr.                                  Former Chairman                    July 11, 2005
15 Reynolds Lane
Kingston, GA 30145




           23. Withdrawals from a partnership or distributions by a corporation

   None    If the debtor is a partnership or  corporation,  list all withdrawals
   |_|     or  distributions   credited  or  given  to  an  insider,   including
           compensation in any form, bonuses, loans, stock redemptions,  options exercised  and any  other  perquisite  during  one  year  immediately preceding the commencement of this case.

                                                                                                   AMOUNT OF
                                                                                                   MONEY OR
NAME & ADDRESS                                                                                     DESCRIPTION
OF RECIPIENT,                                         DATE AND PURPOSE OF                          AND VALUE OF
RELATIONSHIP TO DEBTOR                                WITHDRAWAL                                   PROPERTY
Arol R. Wolford                                       12 months ended 9/30/2005; Salary            $90,000.00
1034 Virginia Ave, Unit 4
Atlanta, GA 30306
     President and CEO

Arol R. Wolford                                       12 months ended September 30, 2005; Bonus    $90,000.00
1034 Virginia Ave.
Unite 4
Atlanta, GA 30306
     President and CEO

Sherwin Krug                                          12 months ended September 30, 2005; Salary   $180,306.20
4674 Chardonnay Court
Atlanta, GA 30338
     CFO

Sherwin Krug                                          March 3, 2005; Bonus Fiscal 2004             $73,547.95
4674 Chardonnay Court
Atlanta, GA 30338
     CFO

Sherwin Krug                                          March 18, 2005; Bonus Fiscal 2005            $150,000.00
4674 Chardonnay Court
Atlanta, GA 30338
     CFO

Sherwin Krug                                          March 3, 2005; Repayment of Promissory Note  $56,123.29
4674 Chardonnay Court
Atlanta, GA 30338
     CFO

John McRoberts                                        March 3, 2005; Repayment of Promissory Note  $139,726.03
4109 Old Leeds Lane
Birmingham, AL 35213
     Director

Laura C. Rogers                                       April 7 and May 12, 2005; Director's fee     $2,000.00
1125 Windsor Place Circle
Grayson, GA 30017
     Director

Theo P. VanderBoom                                    April 7 and May 12, 2005; Director's fee     $2,000.00
4160 Poplar Springs Ct.
Norcross, GA 30092
     Director

Charlie A. McRoberts                                  12 months ended September 30, 2005; Base     $130,984.00
7405 Princeton Trace                                  Salary and Commission
Atlanta, GA 30328
     Director and Employee



                                                                                                   AMOUNT OF
                                                                                                   MONEY OR
NAME & ADDRESS                                                                                     DESCRIPTION
OF RECIPIENT,                                         DATE AND PURPOSE OF                          AND VALUE OF
RELATIONSHIP TO DEBTOR                                WITHDRAWAL                                   PROPERTY
Charlie A. McRoberts                                  March 3, 2005; Bonus Fiscal 2004             $23,777.00
7405 Princeton Trace
Atlanta, GA 30328
     Director and Employee

Charlie A. McRoberts                                  March 18, 2005; Bonus Fiscal 2005            $7,543.00
7405 Princeton Trace
Atlanta, GA 30328
     Director and Employee

Charles Pecchio, Jr.                                  6 months ended March 31, 2005; Salary        $45,000.00
15 Reynolds Lane
Kingston, GA 30145
     Former chairman

Charles Pecchio, Jr.                                  6 months ended March 31, 2005; Bonus         $45,000.00
15 Reynolds Lane
Kingston, GA 30145
     Former Chairman

Charles Pecchio, Jr.                                  3 months ended June 30, 2005; Employee       $45,724.00
15 Reynolds Lane                                      Non-compete
Kingston, GA 30145
     Former chairman

           24. Tax Consolidation Group.

   None    If the debtor is a  corporation,  list the name and federal  taxpayer
   |_|     identification  number of the parent  corporation of any consolidated group for tax  purposes  of which the debtor has been a member at any
           time  within  the   six-year   period   immediately   preceding   the
           commencement of the case.

NAME OF PARENT CORPORATION                                                               TAXPAYER IDENTIFICATION NUMBER
Tectonic Network, Inc. fka Return on Investment Corporation                              22-3038309

           25. Pension Funds.

   None    If the  debtor  is not an  individual,  list  the  name  and  federal
   |_|     taxpayer  identification  number  of any  pension  fund to which  the debtor, as an employer,  has been responsible for contributing at any
           time  within  the   six-year   period   immediately   preceding   the
           commencement of the case.

NAME OF PENSION FUND                                                                     TAXPAYER IDENTIFICATION NUMBER
The Principal Group - Tectonic Network, Inc. 401(k) Profit Sharing Plan                  22-3038309

Union Central - Results Oriented Integration Corp 401(k) Profit Sharing Plan             58-2230667

                         UNITED STATES BANKRUPTCY COURT
                      FOR THE NORTHERN DISTRICT OF GEORGIA
                                ATLANTA DIVISION

------------------------------------:
IN RE:                              :       CHAPTER 11
                                    :
TECTONIC NETWORK, INC., and         :       CASE NO. 05-78966
TECTONIC SOLUTIONS, INC.,           :       CASE NO. 05-78955
                                    :
         Debtors.                   :       JUDGE MASSEY
------------------------------------:

                   AMENDMENT TO STATEMENT OF FINANCIAL AFFAIRS
                   -------------------------------------------

         COMES NOW Tectonic Network, Inc., Debtor herein, and hereby amends its Statement of Financial Affairs, Question 3(b) - Payments to creditors, insiders, to add the following:


       Name and Address             Relationship        Date of Payment /
          of Insider                                         Type              Amount Paid     Amount Still Owing

Kristin Tiliakos                  Daughter of Arol
1025 Clinton Street #204               Wolford             11/15/04
Philadelphia, PA  19107                                     Salary               1,666.67
                                                           11/30/04
                                                            Salary               1,666.67               -
                                                           12/15/04
                                                            Salary               1,666.67               -
                                                           12/31/04
                                                            Salary               1,666.67               -
                                                       1/1/05 - 9/30/05
                                                            Salary               63,361.57              -
Justin Clark                       Nephew of Arol
6871 Peachtree-Dunwoody #206           Wolford          1/1/05-9/30/05
Atlanta, GA  30328                                          Salary              16,055.73

         A verification by the Debtor as to this amendment is attached hereto as Exhibit "A".

         This 16th day of March, 2006.

                            LAMBERTH, CIFELLI, STOKES
                            & STOUT, P.A.
                            Attorneys for the Debtors

                                /s/ Gregory D. Ellis
                            ----------------------------------
                                Gregory D. Ellis
                                Georgia Bar No. 245310
3343 Peachtree Rd., N.E.
East Tower, Suite 550
Atlanta, GA 30326
404/262-7373

                                   EXHIBIT "A"

                                  VERIFICATION
                                  ------------


         I, Arol R. Wolford, President and CEO of Tectonic Network, Inc., declare under penalty of perjury that I have read the answers contained in the foregoing Amendment to Statement of Financial Affairs and any attachments thereto and that they are true and correct to the best of my knowledge, information and belief.

         3-16-06                                 /s/ Arol R. Wolford
------------------                       ---------------------------------------
         Date                            Arol R. Wolford, President and CEO
                                         Tectonic Network, Inc.

                             CERTIFICATE OF SERVICE
                             ----------------------

         This is to certify that I have served the foregoing AMENDMENT TO STATEMENT OF FINANCIAL AFFAIRS this date by regular first class mail to the following:


                           Office of the U. S. Trustee
                           362 Richard Russell Bldg.
                           75 Spring Street, S.W.
                           Atlanta, GA 30326



This 16th day of March, 2006.


                                                        /s/ Gregory D. Ellis
                                                   -----------------------------
                                                   Gregory D. Ellis

                              Appendix "F" Follows


Tectonic Network, Inc.
Cash Flow
2006
                                                          ORIGINAL (submitted 3/24/06)
                                                          ----------------------------
                                          Mar-06                 Apr-06                  May-06
Total Consolidated
Opening Cash Balance               $           233,255     $            168,234     $           166,561

EBITDA Forecast
Total Company EBITDA               $          (29,500)     $          (109,746)     $          (18,512)
         Total Operating Cash      $          (29,500)     $          (109,746)     $          (18,512)

Capital Spend                      $                --     $           (13,000)     $           (5,000)

Non-cash revenue                   $          (15,000)     $           (53,138)     $          (73,871)
Receivables-Expected Cash
Flow                               $            32,251     $             55,576     $            90,826
1-time cash to bring payables in
line                               $          (97,242)     $                        $
Sales Tax
Change in Payables                 $            44,250     $            118,633     $          (70,500)
Deposits required for rent,
utnilties, Etc. NEWCO              $                --     $                 --     $                --

         Total Other               $          (35,741)     $            121,072     $            89,504

                                   ----------------------- ------------------------ -----------------------
Closing Cash Balance               $           168,234     $            166,561     $            89,504
                                   ======================= ======================== =======================

                                   ----------------------- ------------------------ -----------------------
Monthly Cash Flow                  $          (64,991)     $            (1,674)     $          (77,057)
                                   ======================= ======================== =======================


Tectonic Network, Inc.
Cash Flow - Forecast
2006
                                    -

                            Mar-06       Apr-06         May-06         Jun-06         Jul-06          Aug-06         Sep-06
Total Consolidated
Opening Cash Balance       $233,225     $168,234     $166,561        $ 89,504       $ 99,156       $   22,808      $(32,367)

EBITDA Forecast
Total Company EBITDA       $(29,250)    $(109,746)   $ (18,512)      $ (36,787)     $ (48,329)     $  (32,675)     $  (19,540)
  Total Operating Cash     $(29,250)    $(109,746)   $ (18,512)      $ (36,787)     $  (48,329)    $  (32,675)     $  (19,540)

Capital Spend              $     -      $ (13,000)   $  (5,000)      $  (5,000)     $ (10,000)     $   (5,000)     $  (10,000)

Non-cash revenue           $(15,000)    $ (53,138)   $ (73,871)      $ (63,596)     $ (80,221)     $  (97,638)     $  (127,688)
Receivables -
Expected Cash Flow         $ 32,251     $ 55,576     $ 90,826        $ 116,035      $ 116,035      $    78,375     $  98,875
1-time cash to bring
payables in line           $(97,242)
Sales Tax                                                            $  (9,000)
Change in Payables         $ 44,250     $118,633     $(70,500)       $  8,000       $ (49,833)     $     1,763     $  2,915
Deposits required for
rent, utilities etc. NEWCO $    -       $    -       $     -         $    -         $   (4,000)    $       -        $   -
   Total Other             $(35,741)    $121,072     $ (53,545)      $ 51,439       $ (18,019)     $  (17,500)     $  (25,898)

                           ----------- ------------ --------------- -------------- -------------- --------------- --------------
Closing Cash Balance       $168,234     $166,561     $ 89,504        $ 99,156       $22,808        $   (32,367)    $  (87,805)
                           =========== ============ =============== ============== ============== =============== ==============

                           ----------- ------------ --------------- -------------- -------------- --------------- --------------
Monthly Cash Flow          $(64,991)    $  (1,674)   $ (77,057)      $  9,652       $(76,348)      $    (55,175)   $  (55,438)
                           =========== ============ =============== ============== ============== =============== ==============


                            Oct-06         Nov-06         Dec-06
Total Consolidated
Opening Cash Balance       $ (87,805)   $ (128,432)     $  (128,829)

EBITDA Forecast
Total Company EBITDA       $ 9,036      $ (36,125)      $ 15,526
  Total Operating Cash     $ 9,036      $ (36,125)      $ 15,526

Capital Spend              $(10,000)    $  (5,000)      $ (5,000)

Non-cash revenue           $(208,458)   $ (194,229)     $ (194,229)
Receivables -
Expected Cash Flow         $  83,000    $  234,625      $ 209,875
1-time cash to bring
payables in line
Sales Tax
Change in Payables         $ (14,206)   $  333          $   (652)
Deposits required for
rent, utilities etc. NEWCO $     -      $   -           $    -
   Total Other             $ (39,664)   $  40,728       $ 14,994

                           ----------- --------------- --------------
Closing Cash Balance       $(128,432)   $  (128,829)    $ (103,309)
                           =========== =============== ==============

                           ----------- --------------- --------------
Monthly Cash Flow          $ (40,627)   $   (397)       $ 25,521
                           =========== =============== ==============


--------------------------------------- ---------------- ----------------- ---------------- --------------- -------------- --------
Tectonic,  Inc.
--------------------------------------- ---------------- ----------------- ---------------- --------------- -------------- --------
2006 - 2010
--------------------------------------- ---------------- ----------------- ---------------- --------------- -------------- --------
P&L
----- -- ------------------------------ ---------------- ----------------- ---------------- --------------- -------------- --------
                                             2006              2007             2008             2009           2010
----- -- ------------------------------ ---------------- ----------------- ---------------- --------------- -------------- --------
Gross Revenue                               1,159,067       3,966,897            6,770,098       9,139,632     12,795,485
----- -- ------------------------------ ---------------- ----------------- ---------------- --------------- -------------- --------
         % increase                                              242%                  71%
--------------------------------------- ---------------- ----------------- ---------------- --------------- -------------- --------
COGS
--------------------------------------- ---------------- ----------------- ---------------- --------------- -------------- --------
         Salaries, Fringe
          & Merit Increase                  301,400         988,652              1,825,050       2,372,565     3,321,591
----- -- ------------------------------ ---------------- ----------------- ---------------- --------------- -------------- --------

         Consultants                        185,399         200,000              150,000         150,000       165,000
----- -- ------------------------------ ---------------- ----------------- ---------------- --------------- -------------- --------

         Directory Printing/Shipping           -                                                 -             -
----- -- ------------------------------ ---------------- ----------------- ---------------- --------------- -------------- --------

         Hosting Fees                        35,000          49,000              68,600          89,180        107,016        40%
----- -- ------------------------------ ---------------- ----------------- ---------------- --------------- -------------- --------

----- -- ------------------------------ ---------------- ----------------- ---------------- --------------- -------------- --------

                                            521,799       1,237,652              2,043,650       2,611,745     3,593,607
----- -- ------------------------------ ---------------- ----------------- ---------------- --------------- -------------- --------
         % Gross Revenue                         45%             31%                    30%             29%           28%
----- -- ------------------------------ ---------------- ----------------- ---------------- --------------- -------------- --------

--------------------------------------- ---------------- ----------------- ---------------- --------------- -------------- --------
Gross Margin                                637,268        2,729,245             4,726,448       6,527,887     9,201,878
----- -- ------------------------------ ---------------- ----------------- ---------------- --------------- -------------- --------
                                                 55%             69%                    70%             71%           72%
--------------------------------------- ---------------- ----------------- ---------------- --------------- -------------- --------
Sales
----- -- ------------------------------ ---------------- ----------------- ---------------- --------------- -------------- --------
         Salaries, Fringe
          & Merit Increase                  214,800         478,838                710,166         923,215     1,200,180
----- -- ------------------------------ ---------------- ----------------- ---------------- --------------- -------------- --------
         Sales Support /
         Customer Care                                      250,000                500,000         650,000     1,000,000
----- -- ------------------------------ ---------------- ----------------- ---------------- --------------- -------------- --------

         Travel                              36,000          80,252                119,022         154,729       232,093
----- -- ------------------------------ ---------------- ----------------- ---------------- --------------- -------------- --------

----- -- ------------------------------ ---------------- ----------------- ---------------- --------------- -------------- --------
                                            250,800          809,090             1,329,188       1,727,944     2,432,273
----- -- ------------------------------ ---------------- ----------------- ---------------- --------------- -------------- --------
         % Gross Revenue                         22%             20%                    20%             19%           19%
----- -- ------------------------------ ---------------- ----------------- ---------------- --------------- -------------- --------

--------------------------------------- ---------------- ----------------- ---------------- --------------- -------------- --------
Marketing & Advertising
----- -- ------------------------------ ---------------- ----------------- ---------------- --------------- -------------- --------
         Salaries, Fringe &
          Merit Increase                     48,000         180,000                312,000         405,600       446,160
----- -- ------------------------------ ---------------- ----------------- ---------------- --------------- -------------- --------
         Other Marketing &
         Advertising                                        200,822                365,010         474,513       711,769
----- -- ------------------------------ ---------------- ----------------- ---------------- --------------- -------------- --------

----- -- ------------------------------ ---------------- ----------------- ---------------- --------------- -------------- --------
                                             48,000         380,822                677,010         880,113     1,157,929
----- -- ------------------------------ ---------------- ----------------- ---------------- --------------- -------------- --------
         % Gross Revenue                          4%             10%                    10%             10%           10%
----- -- ------------------------------ ---------------- ----------------- ---------------- --------------- -------------- --------

--------------------------------------- ---------------- ----------------- ---------------- --------------- -------------- --------
G&A
----- -- ------------------------------ ---------------- ----------------- ---------------- --------------- -------------- --------
         Salaries, Fringe &
          Merit Increase                    122,400         278,400                434,400         564,720       734,136
----- -- ------------------------------ ---------------- ----------------- ---------------- --------------- -------------- --------

         Legal                              130,000         150,000                200,000         240,000       250,000
----- -- ------------------------------ ---------------- ----------------- ---------------- --------------- -------------- --------
         Audit & Accounting                                 100,000                100,000         100,000       100,000
----- -- ------------------------------ ---------------- ----------------- ---------------- --------------- -------------- --------

         Rent & Occup                        28,000         100,000                175,000         210,000       273,000
----- -- ------------------------------ ---------------- ----------------- ---------------- --------------- -------------- --------
         Telephone / Online /
          Internet / Cell                    29,000          79,000                529,000         634,800        825,240
----- -- ------------------------------ ---------------- ----------------- ---------------- --------------- -------------- --------

         Travel                              18,000          19,800                 21,780          26,136        33,977      10%
----- -- ------------------------------ ---------------- ----------------- ---------------- --------------- -------------- --------

         Supplies                             9,500          20,255                 29,227          35,072        45,594
----- -- ------------------------------ ---------------- ----------------- ---------------- --------------- -------------- --------

         Bank Fees                            5,000           5,500                  6,050           7,260         9,438      10%
----- -- ------------------------------ ---------------- ----------------- ---------------- --------------- -------------- --------




----- -- ------------------------------ ---------------- ----------------- ---------------- --------------- -------------- --------
         Copier Rental                           -            2,500                  3,125           3,750         4,875      25%
----- -- ------------------------------ ---------------- ----------------- ---------------- --------------- -------------- --------

         Insurance/Taxes/License             27,000          33,750                 42,188          50,625        65,813      25%
----- -- ------------------------------ ---------------- ----------------- ---------------- --------------- -------------- --------
         Expensed Hardware /
         Software                             2,000           4,264                  6,153           7,384         9,599
----- -- ------------------------------ ---------------- ----------------- ---------------- --------------- -------------- --------
         Computer Supplies /
         Periphirals                          6,750          14,391                 20,766          24,920        32,396
----- -- ------------------------------ ---------------- ----------------- ---------------- --------------- -------------- --------

         Bad Debt                             7,669          79,338                135,402         162,482       211,227
----- -- ------------------------------ ---------------- ----------------- ---------------- --------------- -------------- --------

         Postage & Shipping                   7,750          16,523                 23,843          28,611         37,195     50%
----- -- ------------------------------ ---------------- ----------------- ---------------- --------------- -------------- --------

         Miscellaneous                        9,000          20,000                 10,000          50,000       100,000
----- -- ------------------------------ ---------------- ----------------- ---------------- --------------- -------------- --------

----- -- ------------------------------ ---------------- ----------------- ---------------- --------------- -------------- --------

                                            402,069         923,722              1,736,934       2,145,760     2,732,488
----- -- ------------------------------ ---------------- ----------------- ---------------- --------------- -------------- --------
         % Gross Revenue                         35%             23%                    26%             23%           21%
----- -- ------------------------------ ---------------- ----------------- ---------------- --------------- -------------- --------

--------------------------------------- ---------------- ----------------- ---------------- --------------- -------------- --------
R&D
----- -- ------------------------------ ---------------- ----------------- ---------------- --------------- -------------- --------
         Salaries, Fringe &
          Merit Increase                     97,800         243,000                243,000         486,000       729,000
----- -- ------------------------------ ---------------- ----------------- ---------------- --------------- -------------- --------
         Other                               15,000         100,000                125,000         150,000       300,000
----- -- ------------------------------ ---------------- ----------------- ---------------- --------------- -------------- --------

----- -- ------------------------------ ---------------- ----------------- ---------------- --------------- -------------- --------

                                            112,800         343,000                368,000         636,000     1,029,000
----- -- ------------------------------ ---------------- ----------------- ---------------- --------------- -------------- --------
         % Gross Revenue                         10%              9%                     5%              7%            8%
----- -- ------------------------------ ---------------- ----------------- ---------------- --------------- -------------- --------

----- -- ------------------------------ ---------------- ----------------- ---------------- --------------- -------------- --------

           Total Operating Expenses         813,669       2,456,633              4,111,131       5,389,817     7,351,690
----- -- ------------------------------ ---------------- ----------------- ---------------- --------------- -------------- --------

----- -- ------------------------------ ---------------- ----------------- ---------------- --------------- -------------- --------

         EBITDA                            (176,401)        272,612                615,317       1,138,070     1,850,188
----- -- ------------------------------ ---------------- ----------------- ---------------- --------------- -------------- --------

                                                -15%              7%                     9%             12%           14%
----- --------------------------------- ---------------- ----------------- ---------------- --------------- -------------- --------


      Headcount
----- -- ------------------------------ ---------------- ----------------- ---------------- --------------- -------------- --------
         Production                               4               7                     10
----- -- ------------------------------ ---------------- ----------------- ---------------- --------------- -------------- --------

         Sales                                    2               5                      7
----- -- ------------------------------ ---------------- ----------------- ---------------- --------------- -------------- --------

         Marketing & Advertising                  1               3                      5
----- -- ------------------------------ ---------------- ----------------- ---------------- --------------- -------------- --------

         General & Administrative                 1               3                      5
----- -- ------------------------------ ---------------- ----------------- ---------------- --------------- -------------- --------

         R&D                                      1               2                      2
----- -- ------------------------------ ---------------- ----------------- ---------------- --------------- -------------- --------

----- -- ------------------------------ ---------------- ----------------- ---------------- --------------- -------------- --------

                                                  9              20                    28
----- -- ------------------------------ ---------------- ----------------- ---------------- --------------- -------------- --------

----- -- ------------------------------ ---------------- ----------------- ---------------- --------------- -------------- --------

         Sales per rep                      883,476         907,853              1,029,820
----- -- ------------------------------ ---------------- ----------------- ---------------- --------------- -------------- --------
         Revenue per production
         employee                           185,403         200,004                150,004
----- -- ------------------------------ ---------------- ----------------- ---------------- --------------- -------------- --------

         Labor Multiplier                       2.4             3.3                    3.4             3.6           3.7
----- -- ------------------------------ ---------------- ----------------- ---------------- --------------- -------------- --------

         Rent per employee                    3,043           5,098                  6,183
----- -- ------------------------------ ---------------- ----------------- ---------------- --------------- -------------- --------

         A/P metric                         499,068       1,055,396              1,820,165       2,189,462     2,841,231
----- -- ------------------------------ ---------------- ----------------- ---------------- --------------- -------------- --------

----- -- ------------------------------ ---------------- ----------------- ---------------- --------------- -------------- --------

                                          1,335,468       3,694,285              6,154,781
----- -- ------------------------------ ---------------- ----------------- ---------------- --------------- -------------- --------